Exhibit 10.3

READ CAREFULLY AND COMPLETE SECTION 2(l) BEFORE SIGNING

SUBSCRIPTION AGREEMENT

TAYLOR CAPITAL GROUP, INC.

COLE TAYLOR BANK

ALL SUBSCRIPTIONS ARE SUBJECT TO ACCEPTANCE BY TAYLOR CAPITAL GROUP, INC. AND COLE TAYLOR BANK. ALL INFORMATION REQUIRED TO BE PROVIDED HEREIN BY SUBSCRIBERS FOR DETERMINING PURCHASER QUALIFICATION WILL BE KEPT STRICTLY CONFIDENTIAL.

Taylor Capital Group, Inc.

Cole Taylor Bank

9550 West Higgins Road

Rosemont, Illinois 60018

Attn: Bruce W. Taylor

Ladies and Gentlemen:

1.	Subscription; Funding Obligation.

a)	Cole Taylor Bank, an Illinois-chartered member bank (the “Bank”), has offered to a limited number of accredited investors the opportunity to purchase in the aggregate up to $60,000,000 in principal amount of 10% subordinated notes (“Notes”) to be issued by the Bank. Upon issuance of the Notes, each Person who purchases any Notes will receive a detachable warrant (the “Warrant” and, collectively with the Notes, the “Offered Securities”) to acquire fifteen (15) shares of common stock (the “Common Stock”) of Taylor Capital Group, Inc., a Delaware corporation (the “Holding Company” and, together with the Bank, the “Companies” and each of the Companies, individually, a “Company”), at $10 per share of Common Stock for each $1,000 in face amount of the Notes purchased by such Buyer (the “Warrant Shares” and, collectively with the Offered Securities, the “Securities”). The undersigned (“Subscriber”) hereby irrevocably subscribes to purchase the dollar amount of Notes as set forth on the signature page of this subscription agreement (this “Subscription Agreement”), and upon issuance of the Notes at Closing, Subscriber will receive a Warrant to acquire the corresponding number of shares of Common Stock as set forth on the signature page of this Subscription Agreement.

b)

Subscriber acknowledges that the Holding Company has entered into a securities purchase agreement (the “Securities Purchase Agreement”) with respect to the private placement of either shares of Series A Non-Cumulative Convertible Perpetual Preferred Stock of the Holding Company (the “Preferred Shares”), or in some cases, shares of

Series B Convertible Preferred Stock of the Holding Company (the “Designated Preferred”) that upon the approval of the stockholders of the Holding Company are exchangeable for Preferred Shares, for an aggregate purchase price of $60,000,000 (the “Preferred Stock Transaction”). The Preferred Stock Transaction is contemplated to close on or before September 30, 2008, subject to the satisfaction or waiver of the conditions to closing set forth in the Securities Purchase Agreement. Subscriber may obtain a copy of the Securities Purchase Agreement and other documents relating to the Preferred Stock Transaction upon written request of the Holding Company.

c)	As described in Section 5 below, the closing of the Preferred Stock Transaction is a condition to closing the sale of the Offered Securities. No more than ten (10), nor less than five (5), Business Days prior to the contemplated closing of the Preferred Stock Transaction, the Holding Company will give written notice to the Buyers, including Subscriber, of the pending closing of the Preferred Stock Transaction and wire transfer instructions for a closing escrow account. Subscriber hereby warrants that, within three (3) Business Days of such written notice from the Holding Company, Subscriber shall deliver payment in full for the Offered Securities for which Subscriber has subscribed hereunder (the “Purchase Price”), by wire transfer of immediately available funds to the closing escrow account identified in the notice. If the Closing has not occurred within ten (10) Business Days after such funds are so delivered, the funds so delivered by Subscriber will be promptly refunded to Subscriber upon request.

d)	The closing (the “Closing”) of the acquisition of the Offered Securities by the Buyers (the “Sub Debt Transaction”) shall occur at the offices of Katten Muchin Rosenman LLP, 525 West Monroe Street, Chicago, Illinois 60661. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., Chicago time, on the date of (or, if such date is not a Business Day, the first Business Day after) the satisfaction (or waiver) of the conditions to the Closing set forth in Section 5 below (other than any such condition required to be satisfied at the Closing) or such other date and time as is mutually agreed to by the Holding Company and a Majority of Holders (as defined herein). At the Closing, the Companies and the Buyers shall make certain deliveries, as specified herein, and all such deliveries, regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously on the occurrence of the last delivery and none of such deliveries shall be effective until the last of the same has occurred.

e)	Subscriber acknowledges that the Companies have the right, in their sole discretion, to accept or reject this Subscription Agreement, in whole or in part, and this Subscription Agreement is not binding on the Companies until the date, if any, on which it has been accepted by the Companies, which acceptance shall be noted by execution by each of the Companies of this Subscription Agreement where indicated on the signature page hereof.

2.	Representations and Warranties of Subscriber. To induce the Companies to accept this Subscription Agreement, Subscriber hereby represents and warrants to, and agrees with, each Company that:

a)

Subscriber has received a copy of the Form of Note, the Form of Warrant and this Subscription Agreement and all exhibits and supplements thereto and any amendments thereof (the “Subscription Materials”) regarding an investment in the Offered

Securities, has read the Subscription Materials carefully, is fully familiar with the contents of the Subscription Materials and hereby adopts, accepts and agrees to be bound by the terms of the Subscription Materials if and when this Subscription Agreement is accepted by each Company.

b)	The Offered Securities were not offered to Subscriber by any means of general solicitation or general advertising. Subscriber has received no oral or written representations, warranties or communications with respect to the offering of Offered Securities other than those contained in the Subscription Materials, and, in entering into this transaction, Subscriber is not relying upon any information other than that contained in the Subscription Materials or that resulting from Subscriber’s own investigation of the Offered Securities and the Companies. Subscriber’s own investigation has included such review as Subscriber has considered necessary or appropriate of the Holding Company’s annual report on Form 10-K for the year ended December 31, 2007 and quarterly reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, each as filed with the Securities and Exchange Commission (the “SEC”), and the Holding Company’s other filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2007 and prior to the date of Subscriber’s execution and delivery hereof (such annual report, quarterly reports and other filings, the “Company 2008 SEC Filings”). It never has been represented, guaranteed or warranted, whether express or implied, by either of the Companies, any officer, director, shareholder, partner, employee or agent of either of the Companies, any broker or dealer, or any other person that either of the Companies or Subscriber will realize any amount or type of consideration, profit or loss as a result of activities of the Companies or Subscriber’s investment in the Securities. With respect to tax and other economic considerations involved in an investment in the Securities, Subscriber is not relying on any Company. Subscriber has carefully considered and has, to the extent Subscriber believes such discussion necessary, discussed with Subscriber’s professional legal, tax, accounting and financial advisers the suitability of an investment in the Offered Securities for Subscriber’s particular tax and financial situation and has determined that the Offered Securities included in Subscriber’s offer to purchase hereunder are a suitable investment for Subscriber. Subscriber hereby acknowledges and agrees that Keefe, Bruyette & Woods, Inc. has acted as financial advisor to the Holding Company (and not as an underwriter or placement agent for the Offered Securities) and has not acted as an advisor to, and does not represent, Subscriber.

c)	Subscriber has had an opportunity to ask questions of and receive answers from each Company or the representatives of each Company concerning the terms of this investment, all such questions have been answered to the full satisfaction of Subscriber, and Subscriber has had the opportunity to request and obtain any additional information Subscriber deemed necessary to verify the information contained in the Subscription Materials.

d)

Subscriber has the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Securities. Subscriber recognizes that an investment in the Securities involves substantial risks, and has taken full cognizance of and understands all of the risk factors related to the purchase of Offered Securities, including, but not limited to, those set forth in the Company 2008

SEC filings. Subscriber has determined that the purchase of the Securities is consistent with Subscriber’s investment objectives. Subscriber is able to bear the economic risks of an investment in the Securities, and at the present time could afford a complete loss of such investment.

e)	Subscriber is acquiring the Offered Securities, and will acquire the Warrant Shares, for Subscriber’s own account, for investment purposes only, and not with a view towards the sale or other distribution thereof, in whole or in part. Subscriber will not sell, hypothecate or otherwise transfer Subscriber’s Securities except pursuant to, and in compliance with the “plan of distribution” set forth in, an effective registration statement for such Offered Securities under the Securities Act and such state or other laws as may be applicable, or upon receipt by the Holding Company of a written opinion of counsel in form and substance reasonably acceptable to the Holding Company that such registration is not required for such sale, hypothecation or other transfer; provided, however that no such opinion shall be required in connection with (i) a transaction pursuant to Rule 144 in which Subscriber provides the Holding Company with certifications reasonably requested by the Holding Company regarding compliance with the terms and provisions of Rule 144 or (ii) a distribution of any Offered Securities to an Affiliate of Subscriber, so long as such Affiliate does not pay any consideration in connection with such distribution (other than issuance of equity interests in such Affiliate) and Subscriber provides the Holding Company with certifications reasonably requested by the Holding Company in connection therewith. Subscriber acknowledges that the Warrants contain additional restrictions and limitations on transfer. The undersigned acknowledges that any certificate or certificates evidencing the Securities shall bear the following or a substantially similar legend and such other legends as may be required by state blue sky laws:

“[THESE SECURITIES] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACT OF ANY STATE. [EXCEPT AS OTHERWISE PROVIDED [IN THE SECURITIES OR ]THE SUBSCRIPTION AGREEMENT, THESE SECURITIES] MAY NOT BE OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR [THESE SECURITIES] UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE OR OTHER LAWS AS MAY BE APPLICABLE, OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE HOLDING COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

f)	Subscriber understands that, in connection with the offering described in the Subscription Materials, the Securities have not been registered under the 1933 Act, nor under the securities laws of any state or other jurisdiction. The offering and sale of the Securities is intended to be exempt from registration under the 1933 Act by virtue of Section 4(2) of the 1933 Act and the provisions of Regulation D thereunder and applicable state securities laws. The Securities have not been approved or disapproved by the Securities and Exchange Commission or by any other federal or state agency, and no such agency has passed on the accuracy or adequacy of the Subscription Materials, nor made any finding or determination as to the fairness or suitability of an investment in the Securities.

g)	Subscriber acknowledges that, so long as the indebtedness evidenced by the Notes is deemed to be Tier 2 Capital (or the equivalent) of the Bank under the applicable rules and regulations promulgated by the Board of Governors of the Federal Reserve System (or successor thereto), the indebtedness evidenced by the Notes shall be subordinated and junior in right of payment to the Bank’s obligations to the general creditors and depositors of the Bank.

h)	Subscriber understands that there are restrictions on the transferability of the Securities; there may be no public market for the Securities; and it may not be possible for Subscriber to liquidate Subscriber’s investment in any of the Securities. Accordingly, Subscriber may have to hold the Securities, and bear the economic risk of this investment, indefinitely.

i)	Subscriber, if a natural person, has reached the age of maturity in the state or other jurisdiction in which Subscriber resides and is legally competent to execute this Subscription Agreement and to make the representations and warranties contained herein. If Subscriber is other than a natural person: (i) Subscriber is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed; (ii) Subscriber has all the requisite right, power, authority and capacity to enter into this Subscription Agreement and to consummate the transactions contemplated hereby; (iii) Subscriber has taken all necessary action to authorize the execution, delivery and performance of this Subscription Agreement; (iv) this Subscription Agreement shall constitute a legal, valid and binding obligation of Subscriber enforceable in accordance with its terms; and (v) Subscriber has not been organized or reorganized for the specific purpose of acquiring the Securities, unless each beneficial owner of such entity is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Act (“Accredited Investor”) and has submitted information substantiating such qualification.

j)	Subscriber is an Accredited Investor, in each of the categories initialed by Subscriber in paragraph (1) below. Failure so to qualify as an Accredited Investor will disqualify Subscriber from investing in the Securities.

k)	The information contained in this Subscription Agreement is true, correct and complete in all respects as of the date hereof.

l)	Subscriber has initialed each of the following categories that describes Subscriber’s financial condition or status:

____ Initial	(i)	Subscriber is a director or executive officer of one or more of the Companies.

____ Initial	(ii)	Subscriber is a natural person whose individual net worth or joint net worth with his or her spouse, as of the date hereof, exceeds $1,000,000.

____ Initial	(iii)	Subscriber is a natural person who had an individual income in excess of $200,000 (or joint income with his or her spouse in excess of $300,000) in 2006 and 2007 and has a reasonable expectation of reaching the same income (or joint income) level in 2008.

____ Initial	(iv)	Subscriber lawfully acts on behalf of a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a “sophisticated person” (i.e., a person who has such knowledge and experience in financial and business matters that he (she) is capable of evaluating the merits and risks of an investment in the Securities).

____ Initial	(v)	Subscriber is a bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or a fiduciary capacity.

____ Initial	(vi)	Subscriber is a broker or dealer registered pursuant to Section 15 of the Exchange Act.

____ Initial	(vii)	Subscriber is an insurance company as defined in Section 2(13) of the Act.

____ Initial	(viii)	Subscriber is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

____ Initial	(ix)	Subscriber is a Small Business Investment Bank licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____ Initial	(x)	Subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000.

____ Initial	(xi)	Subscriber is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

____ Initial	(xii)	Subscriber is an organization described in Section 501(c)(3) of the Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

____ Initial	(xiii)	Subscriber is an entity in which all of the equity owners are Accredited Investors. If this item is applicable, please give the name of each equity owner and the category or categories (as listed above) applicable to each:

		Name	Category

		___________________________	___________________________

		___________________________	___________________________

		___________________________	___________________________

____ Initial	(xiv)	Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), and (A) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or (B) the employee benefit plan has total assets in excess of $5,000,000 or (C) the employee benefit plan is a self-directed plan with investment decisions made solely by persons that are Accredited Investors.

3.	Representations and Warranties of the Companies. Each of the Holding Company and the Bank represents and warrants to Subscriber as set forth below, except (i) to the extent set forth in the disclosure schedules hereto delivered to Subscriber prior to the execution of this Subscription Agreement, and (ii) other than with respect to Sections 3(a), (b), (c), (d) and (e) of this Subscription Agreement, to the extent disclosed in the Company 2008 SEC Filings at least two Business Days prior to the date of this Subscription Agreement, and publicly available as of the date of this Subscription Agreement (excluding any cautionary, predictive or forward-looking statements set forth in any section of such Company 2008 SEC Filings, including “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”) (the “Available Company SEC Documents”). Each exception set forth in a disclosure schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section or subsection of this Subscription Agreement and relates only to such section or subsection; provided, however, that the inclusion of any item referenced in one section or subsection shall be deemed to refer to any other section or subsection, whether or not an explicit cross-reference appears, to the extent that the applicability of such item to the other section is readily apparent.

a)

Organization and Qualification. Except as set forth on Schedule 3(a), the Holding Company and each of the Subsidiaries (i) have been duly incorporated or organized and are validly existing in good standing under the laws of their respective jurisdictions of incorporation or organization, and (ii) are duly qualified to conduct business and are in good standing as foreign corporations or organizations in each jurisdiction in which their respective ownership or lease of property or the nature of their respective businesses requires such qualification, except where the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. True and correct copies of the Organizational Documents of the Holding Company and each of the Subsidiaries, as amended and currently in effect, have been made available by the Holding Company to Subscriber. The Holding Company and each of the Subsidiaries has all requisite power and authority to carry on the businesses in which it is engaged (as described in the Available Company SEC Documents) and to own or lease its properties. Schedule 3(a) correctly identifies each Subsidiary of the Holding Company, identifying separately those subsidiaries that are directly owned by the Bank.

b)	Bank Holding Company; State Banking Corporation Status. The Holding Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and meets in all material respects the applicable requirements for qualification as such. The Bank holds the requisite authority from the Illinois Department of Financial and Professional Regulation to conduct business as a state-chartered banking corporation under the laws of the State of Illinois.

c)	Authorized Capital Stock.

i)	The authorized capital stock of the Holding Company consists of: (A) 18,000,000 shares of Common Stock, and (B) 5,000,000 shares of preferred stock, none of which are issued and outstanding. As of the date of this Subscription Agreement, of the shares of Common Stock currently authorized: (x) 11,011,184 shares are outstanding, (y) 2,773,243 shares are reserved for issuance pursuant to the Taylor Capital Group, Inc. 2002 Incentive Compensation Plan, and (z) no shares were reserved for issuance pursuant to securities (other than the Preferred Shares, the Designated Preferred and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock.

ii)	In the event the Preferred Shares are issued at the closing of the Preferred Stock Transaction, upon the filing of the amended and restated certification of incorporation contemplated in connection with the Preferred Stock Transaction (the “Restated Charter”), the authorized capital stock of the Holding Company shall consist of: (A) 45,000,000 shares of Common Stock, and (B) 10,000,000 shares of preferred stock, 2,400,000 of which shall be designated as the Preferred Shares. In the event that Designated Preferred are issued at the closing of the Preferred Stock Transaction, then, upon the filing of the Restated Charter and the exchange of Designated Preferred for Preferred Shares, the authorized capital stock of the Holding Company shall consist of: (A) 45,000,000 shares of Common Stock, and (B) 10,000,000 shares of preferred stock, 2,400,000 of which shall be designated as Preferred Shares and 2,400,000 of which shall be designated as the Designated Preferred.

iii)	The issuance of the Warrants and Warrant Shares as contemplated herein will not cause the number of shares of Common Stock issuable pursuant to any outstanding Convertible Securities or Stock Purchase Rights to increase as a result of any anti-dilution provisions relating thereto. There are no authorized or outstanding bonds, debentures, notes or other obligations of the Holding Company the holders of which have the right to vote with the holders of Common Stock on any matter.

iv)

All outstanding shares of Capital Stock (including any outstanding restricted stock) have been duly authorized and validly issued and are fully-paid and nonassessable and have been offered and issued without violation of any preemptive rights of any Person or any applicable registration requirements of applicable securities laws. All outstanding Stock Purchase Rights have been issued in compliance, in all material respects, with any applicable registration requirements of applicable securities laws, and all shares of Common Stock issued upon exercise thereof will have been, upon such issuance, duly authorized and validly issued without violation of any preemptive rights of any Person and will be fully-paid and nonassessable.

v)	There are no outstanding securities or instruments of the Holding Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Holding Company or any of its Subsidiaries is or may become bound to redeem any security of the Holding Company or any equity security, or security convertible into or exercisable for, any equity security of any of its Subsidiaries.

vi)	The authorized capital stock of the Bank consists of 1,500,000 shares of common stock, par value $10.00 per share, 1,500,000 shares of which are issued and outstanding, and each of which is owned directly by the Holding Company.

d)	Authorization; Enforcement; Validity.

i)	The Holding Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Subscription Agreement and the Warrants, including the issuance of the Warrant Shares upon exercise of the Warrants. The execution, delivery and performance by the Holding Company of this Subscription Agreement and the Warrants, and the issuance of the Warrant Shares upon exercise of the Warrants, have been duly authorized by the Board and no further corporate action on the part of the Holding Company is required in connection with the authorization thereof. No filing, consent, or authorization is required by the Holding Company, the Board or its stockholders with respect to the Sub Debt Transaction. This Subscription Agreement has been duly executed and delivered by the Holding Company and constitutes, and, upon execution and delivery thereof by the Holding Company as contemplated herein, the Warrants will constitute, legal, valid and binding obligations of the Holding Company, enforceable against the Holding Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity, applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies or as indemnification or contribution may be limited by the securities laws and public policy relating thereto.

ii)

The Bank has the requisite corporate power and authority to execute, deliver and perform its obligations under this Subscription Agreement and the Notes. The execution, delivery and performance by the Bank of this Subscription Agreement and the Notes have been duly authorized by the Bank Board and no further corporate action on the part of the Bank is required in connection with the authorization thereof. No filing, consent, or authorization is required by the Bank, the Bank Board or the Holding Company, as its sole stockholder, with respect to the Sub Debt Transaction. This Subscription Agreement has been duly executed and delivered by the Bank and constitutes, and, upon execution and delivery thereof by the Bank as contemplated herein, the Notes will constitute, legal, valid and binding obligations of the Bank, enforceable against the Bank in accordance with their respective terms, except as such enforceability may be limited by general principles of equity, applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies or as indemnification or contribution may be limited by the securities laws and public policy relating thereto.

e)	Issuance of Securities. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance as Warrant Shares which equals at least the maximum number of shares of Common Stock then issuable upon exercise of the Warrants issued to the Buyers at Closing. Upon issuance, the Offered Securities will be free from all preemptive or similar rights, taxes, Liens or charges with respect to the issue thereof. Upon issuance, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, Liens or charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of each Buyer in his, her or its Subscription Agreement, the offer, sale and issuance of the Offered Securities hereunder is exempt from registration under the 1933 Act (pursuant to the exemption provided by Section 4(2) thereof) and all applicable state securities laws.

f)	No Defaults or Consents.

i)	Neither the execution, delivery or performance of this Subscription Agreement or the Warrants by the Holding Company, nor the issuance of the Warrant Shares upon exercise of any Warrants, will (A) conflict with or violate any provision of the Second Amended and Restated Certificate of Incorporation of the Holding Company or the Second Amended and Restated Bylaws of the Holding Company (the “Bylaws”), (B) except as set forth on Schedule 3(f)(i)(B), result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, violate, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent, approval or waiver under, any material Contractual Obligation or any Requirement of Law material to the operation of the Holding Company or any of its properties and assets; (C) result in the imposition of any Lien upon any material properties or assets of the Holding Company, which Lien would materially detract from the value or materially interfere with the use of such properties or assets, (D) result in the Holding Company being required to redeem, repurchase or otherwise acquire any outstanding equity or debt interests, securities or obligations in the Holding Company or any options or other rights exercisable for any of same, or (E) cause the accelerated vesting of any employee stock options or restricted stock awards.

ii)

Neither the execution, delivery or performance of this Subscription Agreement or the Notes by the Bank will (A) conflict with or violate any provision of the Bank’s Certificate of Incorporation or its Bylaws (the “Bank Bylaws”), (B) except as set forth on Schedule 3(f)(ii)(B), result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, violate, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent, approval or waiver under, any material Contractual Obligation or any Requirement of Law material to the operation of the Bank or any of its properties and assets; (C) result in the imposition of any Lien upon any material properties or assets of the Bank, which Lien would materially detract from the value or materially interfere with the use of such properties or assets, (D) result in the Bank being required to redeem, repurchase or otherwise acquire any outstanding equity or debt interests, securities or obligations in the Bank or any options or other rights exercisable for any of same, or (E) cause the accelerated vesting of any employee stock options or restricted stock awards.

iii)	Except as expressly contemplated hereby or by the Notes or the Warrant, none of the Holding Company, the Bank or any of the other Subsidiaries is required to obtain any consent, authorization or approval of, or make any filing, notification or registration with, any Governmental Authority or any self-regulatory organization in order for the Holding Company and the Bank to execute, deliver and perform this Subscription Agreement and to consummate the transactions contemplated hereby.

g)	Deposit Accounts. Depending on their nature and size, the deposit accounts of the Bank are insured up to the regulatory maximum amount provided by the FDIC and no proceedings for the modification, termination or revocation of any such insurance are pending or, to the Knowledge of the Holding Company, threatened or contemplated.

h)	No Restrictions. Except as set forth on Schedule 3(h), neither the Holding Company nor any of the Subsidiaries is currently prohibited, directly or indirectly, under any order of the Federal Reserve Board (other than orders, regulations or policy statements applicable to bank holding companies and their subsidiaries generally), or any agreement or other instrument to which it is a party or is subject, from paying any dividends, from making any other distribution on its capital stock, from repaying any loans or advances or from transferring any of its properties or assets.

i)	Absence of Certain Changes or Events. Since December 31, 2007, (i) there has not been any Material Adverse Effect or any event, condition, change or development, or worsening of any existing event, condition, change or development that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) the Holding Company and the Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practices, and (iii) neither the Holding Company nor any of its Subsidiaries has revalued any material assets of the Holding Company or any Subsidiary resulting in a material impairment charge. Since December 31, 2007, neither the Holding Company nor any of the Subsidiaries has (i) made or declared any distribution in cash or in kind to its stockholders, (ii) sold or otherwise disposed of any material asset outside of the ordinary course of business, or (iii) except as disclosed in Schedule 3(i)(iii), made or committed to make capital expenditures in excess of $1,000,000 with respect to any individual expenditure or in excess of $6,000,000 million for all capital expenditures in the aggregate. Neither the Holding Company nor any of the Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Holding Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Holding Company and the Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent.

j)	Governmental Permits, Etc.

i)	The Holding Company and the Subsidiaries hold all Company Permits that are required for the conduct of the businesses of the Holding Company and the Subsidiaries as currently being conducted, each as amended through the date hereof, other than such Miscellaneous Permits the absence of which would not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect.

ii)	The Regulatory Permits are in full force and effect and have not been pledged or otherwise encumbered, assigned, suspended, modified, conditioned, or restricted in any material respect, canceled or revoked, and the Holding Company and each of the Subsidiaries and, to the Knowledge of the Holding Company, each of their respective executive officers and directors, have operated at all times in the past five (5) years, and are operating, in compliance in all material respects with all terms thereof or any renewals thereof applicable to them. To the Knowledge of the Holding Company, no event has occurred, nor has any notice been received, with respect to any of the Regulatory Permits which allows or results in, or after notice or lapse of time or both would reasonably be expected to result in, revocation, suspension, or termination, modification, or the imposition of any condition or restriction, thereof or would reasonably be expected to result in any other material impairment of the rights of the holder of any such Regulatory Permit.

iii)	To the Knowledge of the Holding Company, in the past five (5) years, no Governmental Authority or self-regulatory organization has initiated any material proceeding or investigation (other than examinations conducted in the ordinary course) into the business or operations of the Holding Company or any Subsidiary, or any executive officer or director thereof, or has instituted any proceeding seeking to revoke, cancel or limit any Company Permit, and neither the Holding Company or any Subsidiary, nor any executive officer or director thereof has received any notice of any unresolved material violation by any Governmental Authority or self-regulatory organization with respect to any report or statement relating to any examination of the Holding Company or any Subsidiary. Without limiting the generality of the foregoing, neither the Holding Company nor any Subsidiary nor, to the Knowledge of the Holding Company, any of their respective executive officers or directors or Persons performing similar duties has been enjoined, indicted, convicted or made the subject of a disciplinary proceeding, censure, consent decree, memorandum of understanding, cease and desist or administrative order on account of any violation of any Requirement of Law applicable to the Holding Company or any of the Subsidiaries.

iv)	Neither the Holding Company or any Subsidiary, nor, to the Knowledge of the Holding Company, any executive officer or director thereof is a party or subject to any agreement, consent, decree or order or other understanding or arrangement with, or any directive of any Governmental Authority or self-regulatory organization which imposes any material restrictions on or otherwise adversely affects in any material way the conduct of any of the business of the Holding Company and the Subsidiaries.

k)	Governmental and Regulatory Proceedings. There is no Action or Proceeding to which the Holding Company or the Bank is a party pending or, to the Knowledge of the Holding Company, threatened or contemplated, before any Governmental Authority, Regulatory Agency or self-regulatory organization (i) that challenges the validity or propriety of the Sub Debt Transaction or (ii) if determined adversely to the Holding Company or the Bank would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the Knowledge of the Holding Company, no executive officer, director or employee of the Holding Company or the Bank is the subject of any Action or Proceeding involving a claim of material breach of fiduciary duty relating to the Holding Company or the Bank or is or may be permanently or temporarily enjoined by any order, judgment or decree of any Governmental Authority or self-regulatory organization from engaging in or continuing to conduct any of the businesses of the Holding Company or the Bank. Since January 1, 2006, the Holding Company has not received a stop order or other order suspending the effectiveness of any registration statement filed by the Holding Company under the Exchange Act or the 1933 Act and, to the Knowledge of the Holding Company, the SEC has not issued any such order since such date. No order, judgment or decree of any Governmental Authority, Regulatory Agency or self-regulatory organization has been issued in any Action or Proceeding to which the Holding Company or the Bank is or was a party that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

l)	Holding Company SEC Reports. The Holding Company has timely filed all forms, reports, schedules, proxy statements, registration statements and other documents (including all exhibits thereto) required to be filed with the SEC since January 1, 2006 pursuant to the federal securities laws and the SEC rules and regulations thereunder, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (as they have been amended since the time of their filing, and including the exhibits thereto, collectively, the “Company SEC Reports”). The Company SEC Reports (including, without limitation, any financial statements or schedules included or incorporated by reference therein) at the time they became effective, in the case of registration statements, or when filed, in the case of any other Company SEC Report, complied in all material respects with the applicable requirements of the 1933 Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC under all of the foregoing. None of the Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Schedule 3(l), none of the Subsidiaries is required to file any reports, forms or other documents with the SEC. There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Company SEC Reports.

m)	Financial Statements. The audited consolidated financial statements (including the related notes) included in the Company SEC Reports and in the reports filed by the Holding Company with the Federal Reserve Board, as of their respective dates, complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and Federal Reserve Board with respect thereto, present fairly, in all material respects, the consolidated financial condition and results of operations, changes in stockholders’ equity and cash flows of the Holding Company and its Subsidiaries, at the dates and for the periods indicated, and were prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The unaudited consolidated financial statements (including the related notes) included in the Company SEC Reports, as of their respective dates, complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, present fairly, in all material respects, the consolidated financial condition and results of operations, changes in stockholders’ equity and cash flows of the Holding Company and its Subsidiaries, at the dates and for the periods indicated, and were prepared in conformity with GAAP applied on a consistent basis, except that such unaudited consolidated financial statements may omit statements of changes in financial position and certain footnote disclosures required by GAAP as permitted by Form 10-Q under the Exchange Act and are subject to normal year-end audit adjustments. Neither the Holding Company nor any Subsidiary has any Liabilities or obligations that are of a nature (whether known, unknown, accrued, absolute, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on a consolidated balance sheet of the Holding Company and its Subsidiaries prepared in accordance with GAAP, or in the notes thereto, other than any Liabilities to the extent (i) reserved against, reflected or disclosed on the most recent consolidated balance sheet of the Holding Company and its Subsidiaries contained in the Available Company SEC Documents, including the notes to financial statements contained therein, (ii) incurred in the ordinary course of business consistent with past practice since the date of the most recent financial statements included in the Available Company SEC Documents, or (iii) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

n)	Listing Compliance. The Common Stock is listed on the NASDAQ Global Select Market (the “Nasdaq”) and, to the Knowledge of the Holding Company, there are no proceedings to revoke or suspend such listing. The Holding Company has taken no action designed to, or that would reasonably be expected to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on Nasdaq. The Holding Company is in compliance with the requirements of Nasdaq for continued listing of the Common Stock thereon and any other Nasdaq listing and maintenance requirements. In the past five (5) years, trading in the Common Stock has not been suspended by the SEC or Nasdaq (other than temporary suspensions, in each case during the course of one trading day, to allow dissemination of material information).

o)	Sarbanes-Oxley; Disclosure and Internal Controls.

i)	The Holding Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act that are applicable to it or any of the Subsidiaries.

ii)	The Holding Company maintains a system of disclosure controls and procedures as defined in Rule 13a-15 under the Exchange Act that are designed to provide reasonable assurance that information required to be disclosed by the Holding Company in reports that the Holding Company is required to file under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Holding Company’s management, including the Holding Company’s Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures. As of June 30, 2008, to the Knowledge of the Holding Company, such controls and procedures were effective, in all material respects, to provide such reasonable assurance.

iii)	The Holding Company and its consolidated Subsidiaries have established and maintained a system of internal control over financial reporting (within the meaning of Rule 13a-15 under the Exchange Act) (“Internal Control Over Financial Reporting”). The Holding Company’s certifying officers have evaluated the effectiveness of the Holding Company’s Internal Control Over Financial Reporting as of the end of the period covered by the most recently filed annual report on Form 10-K of the Holding Company under the Exchange Act (the “Evaluation Date”). The Holding Company presented in such annual report the conclusions of the certifying officers about the effectiveness of the Holding Company’s Internal Control Over Financial Reporting based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Holding Company’s Internal Control Over Financial Reporting that have materially affected, or are reasonably likely to materially affect, the Holding Company’s Internal Control Over Financial Reporting. The Holding Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

p)	Integration; Other Issuances of Securities. The Holding Company has not made, nor will the Holding Company make, any offers or sales of any security, or solicited or will solicit any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Offered Securities to the Buyers.

q)

Tax Matters. Since January 1, 2006, the Holding Company and the Subsidiaries have made or filed all federal, state and foreign income and all other material Tax Returns required by any jurisdiction to which they are subject (unless and only to the extent that the Holding Company or any of the Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes) and have paid all Taxes that are material in amount, shown or determined to be due on such Tax Returns, except those being contested in good faith, and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the Knowledge of the

Holding Company, there are no unpaid Taxes in any material amount claimed to be due by any Taxing Authority, and to the Knowledge of the Holding Company, there is no basis for any such claim. Neither the Holding Company nor any Subsidiary has executed a waiver with respect to the statute of limitations relating to the assessment or collection of any Tax. Except as disclosed in Schedule 3(q), none of the Holding Company’s, or any of the Subsidiaries’, Tax Returns is presently being audited by any Taxing Authority.

r)	Title to Assets. Except as set forth on Schedule 3(r), the Holding Company and the Subsidiaries have good and marketable title in and to all property owned by them and that is material to their businesses, free and clear of all Liens, except for Liens reflected in the most recent consolidated balance sheet of the Holding Company included in the Available Company SEC Documents, or that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by them. Any material property and facilities held under lease by the Holding Company and the Subsidiaries are held under valid, subsisting and enforceable leases concerning which the Holding Company and the Subsidiaries are in material compliance.

s)	Compliance. The Holding Company and the Subsidiaries are not: (i) in violation of any of their respective Organizational Documents, (ii) in default under or in violation of (and, to the Knowledge of the Holding Company, no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Holding Company or the Subsidiaries under), nor has the Holding Company or the Subsidiaries received notice of a claim that it is in default under or that it is in violation of, any Company Contract to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (iii) in violation of any order of any court, arbitrator or Governmental Authority, or (iv) in violation of any applicable Requirement of Law, and with respect to clauses (ii), (iii) or (iv) above, other than where such violation or default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Holding Company and each of the Subsidiaries and the conduct and operation of their respective businesses is and has been in compliance with each Requirement of Law that affects or relates to this Subscription Agreement, the Notes or the Warrant or any of the transactions contemplated by such documents, other than where the failure to be or to have been in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

t)	Transactions with Affiliates. Since January 1, 2006, all transactions required to be disclosed by the Holding Company pursuant to Item 404 of Regulation S-K promulgated under the 1933 Act have been disclosed in an Available Company SEC Document. Other than the Transactions, no transactions, or series of related transactions, is currently proposed, by the Holding Company or any of the Subsidiaries or, to the Knowledge of the Holding Company, by any other Person, to which the Holding Company or any of the Subsidiaries would be a participant that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the 1933 Act if consummated.

u)	Investment Company. The Holding Company is not, and after giving effect to the Sub Debt Transaction will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

v)	No Corrupt Practices. Neither the Holding Company nor any Subsidiary, nor to the Knowledge of the Holding Company any director, officer, employee, agent or other Person acting on behalf of the Holding Company or any Subsidiary has, in the course of his or its actions for, or on behalf of the Holding Company or any of the Subsidiaries (i) used any corporate funds for any unlawful contribution gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employees from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

w)	No Brokers. Except as disclosed on Schedule 3(w), no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the execution and delivery of this Subscription Agreement or the Offered Securities or the consummation of the Sub Debt Transaction based upon arrangements made by or on behalf of the Holding Company or the Bank, and the Companies shall indemnify and hold Subscriber harmless against any claim for any such fee or commission based on any such arrangements.

x)	Reports. The Holding Company and each of the Subsidiaries have, filed all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto (“Reports”), that they were required to file since January 1, 2006 with (i) any Bank Regulatory Authority and (ii) any other federal, state or foreign governmental or regulatory agency or authority (the agencies and authorities identified in clauses (i) through (ii), are, collectively, the “Regulatory Agencies”), and all other reports and statements required to be filed by them since January 1, 2006, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Any such Report and any statement regarding the Holding Company or any Subsidiaries made in any Report filed with or otherwise submitted to any Regulatory Agency complied in all material respects with relevant legal requirements, including as to content.

4.	Covenants.

a)

Form D and Blue Sky. The Holding Company agrees to file a Form D with respect to the Offered Securities as required under Regulation D and to provide a copy thereof to Subscriber promptly after such filing. The Holding Company shall, on or before the Closing Date, take such action, at the Holding Company’s sole expense, as the Holding Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Note and the Warrant for sale to Subscriber at the Closing pursuant to this Subscription Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of any such action so taken to Subscriber on or prior to the Closing Date. At the Holding Company’s sole expense, the Holding Company shall make all filings and reports relating to the offer and sale of the Offered Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

b)	Listing. The Company shall promptly secure the listing of all of the Warrant Shares on Nasdaq (subject to official notice of issuance) and shall use its reasonable best efforts to maintain such listing of all Warrant Shares from time to time issuable upon exercise of the Warrants, unless a Majority of Holders otherwise agrees in writing. Unless a Majority of Holders otherwise agrees in writing, neither the Holding Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on Nasdaq and, in the event that the Common Stock is delisted or suspended from trading on Nasdaq without the prior written consent of a Majority of Holders, the Holding Company shall use its reasonable best efforts to cause the Common Stock to be listed and authorized for trading on a national securities exchange or automated quotation system.

c)	Inspection Rights. At any time following the Closing, so long as Subscriber and its Affiliates hold Notes in the principal amount of at least $12,000,000, the Bank will permit Subscriber, as well as any agents or representatives of Subscriber, to inspect, at reasonable hours and upon reasonable notice, the Bank’s books and records, provided that the Bank shall have the right to require that Subscriber or its agents or representatives execute and deliver a confidentiality agreement on customary terms as a condition to any such inspection.

d)	Pro Rata Treatment.

i)	All payments on account of principal of or interest on any Notes, fees or any other obligations owing to or for the account of any one or more of the Buyers shall be apportioned ratably among the Notes in proportion to the respective unpaid principal amounts thereof.

ii)	Subscriber agrees that if it shall receive any amount hereunder, applicable to the payment of any of the amounts due under the Notes that exceeds its ratable share (according to the proportion of (x) the unpaid principal amount of Notes held by Subscriber at such time to (y) the aggregate unpaid principal amount of all Notes) of payments on account of such obligations then or therewith obtained by all the Buyers to which such payments are required to have been made, such Subscriber shall forthwith pay over to the other Buyers such excess amount in the proportions necessary to cause the total payments to be apportioned to the Notes ratably as required in this Section 4(d).

e)

Transfer Agent Instructions. The Holding Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of Subscriber or its nominee(s), for the Warrant Shares in such amounts as specified from time to time by Subscriber to the Holding Company upon exercise of the Warrant (the “Irrevocable Transfer Agent Instructions”). The Holding Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4(e) will be given by the Holding Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Holding Company, as applicable, and to the extent provided in this Subscription Agreement and the Offered Securities. If Subscriber effects a sale, assignment or transfer of the shares of Common Stock in accordance with Section 2(e), the Holding Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Subscriber to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Warrant Shares sold, assigned or transferred pursuant to, and in accordance with the plan of distribution set forth in, an effective registration statement, as certified by Subscriber, or pursuant to Rule 144 as set forth in an opinion delivered as required by Section 2(e), the transfer agent shall issue such Warrant Shares to Subscriber, assignee or transferee, as the case may be, without any restrictive legend.

f)	Use of Proceeds. The net proceeds received by the Holding Company and the Bank from the issuance and sale of the Offered Securities shall be used to increase the regulatory capital of the Bank.

g)	Stockholder Meeting. The Holding Company shall take all action necessary to duly call, give notice of, convene and hold a special meeting of stockholders (the “Stockholder Meeting”) for the purpose of obtaining the Stockholder Approval (the date such approval is obtained, the “Stockholder Approval Date”) as promptly as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement (as defined below) or the Holding Company otherwise determines in good faith that such Proxy Statement will not be reviewed by the SEC, but in any event no later than the date of the stockholders meeting to be held in connection with the Preferred Stock Transaction. In the event that the Holding Company does not obtain the Stockholder Approval at the Stockholder Meeting, the Holding Company agrees that, upon the request of a Majority of Holders, it will seek to obtain the Stockholder Approval at any subsequent meeting of stockholders of the Holding Company until the Stockholder Approval is obtained. Without limiting the generality of the foregoing, the Holding Company will comply with the terms of Section 4(h) hereof with respect to each such meeting of stockholders as if it were the Stockholder Meeting. When the Stockholder Vote has occurred and/or the Stockholder Approval has been obtained, the Holding Company shall promptly notify Subscriber thereof, and such notice shall serve as conclusive evidence that the Stockholder Vote has occurred for the purposes of determining the exercisability of the Warrants.

h)	Proxy Material.

(i) In connection with the Stockholder Meeting, the Holding Company will (A) as promptly as reasonably practicable after the date of this Agreement prepare and file with the SEC a proxy statement (as it may be amended or supplemented from time to time, the

“Proxy Statement”) related to the consideration of the Stockholder Approval Matters at the Stockholder Meeting, (B) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such, (C) as promptly as reasonably practicable prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as otherwise required by law, (D) mail to its stockholders as promptly as reasonably practicable the Proxy Statement and all other customary proxy or other materials for meetings such as the Stockholder Meeting, (E) to the extent required by applicable law, as promptly as reasonably practicable prepare, file and distribute to the Holding Company stockholders any supplement or amendment to the Proxy Statement if any event shall occur which requires such action at any time prior to the Stockholder Meeting, and (F) otherwise use commercially reasonable efforts to comply with all requirements of law applicable to any Stockholder Meeting. Subscriber shall cooperate with the Holding Company in connection with the preparation of the Proxy Statement and any amendments or supplements thereto, including promptly furnishing the Holding Company upon request with any and all information as may be required to be set forth in the Proxy Statement or any amendments or supplements thereto under applicable law. The Proxy Statement shall include the recommendation of the Board of Directors of the Holding Company that stockholders vote in favor of the approval of the Stockholder Approval Matters at the Stockholder Meeting.

(ii) If, at any time prior to the Stockholder Meeting, any information relating to the Holding Company or Subscriber or any of their respective Affiliates should be discovered by the Holding Company or Subscriber which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties and, to the extent required by applicable law, the Holding Company shall disseminate an appropriate amendment thereof or supplement thereto describing such information to the Holding Company’s stockholders.

(iii) The Holding Company agrees that (A) none of the information included or incorporated by reference in the Proxy Statement or any other document filed with the SEC in connection with the transactions contemplated by this Agreement (all such other documents, the “Other Filings”) shall, in the case of the Proxy Statement, at the date it is first mailed to the Holding Company’s stockholders or at the time of the Stockholder Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Holding Company’s stockholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Holding Company with respect to statements made or incorporated by reference therein based on information supplied by the Buyers or any of their Affiliates or representatives in connection with the preparation of the Proxy Statement or the Other Filings for inclusion or incorporation by reference therein, and (B) the Proxy Statement and the Other Filings that are filed by the Holding Company shall comply as to form in all material respects with the requirements of the Exchange Act.

(iv) Subscriber covenants that none of the information supplied in writing by or on behalf of Subscriber expressly for inclusion in the Proxy Statement or the Other Filings will, in the case of the Proxy Statement, at the date it is first mailed to the Holding Company’s stockholders or at the time of the Stockholder Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Holding Company’s stockholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

i)	The Companies and the Buyers shall use commercially reasonable efforts (in the case of the Companies, after consultation with their independent registered public accountants and financial advisor) to agree, prior to the Closing, upon an allocation (for federal income tax purposes and otherwise) to the Notes and the Warrant of the purchase price paid by each Buyer. A written agreement upon such an allocation, executed by each of the Companies and a Majority of Holders shall constitute such agreement of the Companies and Buyers, and such agreement shall be binding upon Subscriber and each of the other Buyers. If no such agreement is so executed prior to the Closing, the allocation (for federal income tax purposes and otherwise) to the Notes and the Warrant of the purchase price paid by each Buyer shall be determined in good faith by the Audit Committee of the Board (after consultation with the Companies’ independent registered public accountants and financial advisor) promptly following the Closing based upon a good faith determination of the fair market value of the Notes and the Warrants, and such determination shall be binding upon Subscriber and each of the other Buyers. In any event, the Holding Company shall promptly notify Subscriber of such agreement or determination, as applicable.

j)	Reasonable Best Efforts; Cooperation. Each party shall use its reasonable best efforts to satisfy on the timely basis each of the covenants and conditions to be satisfied by it as provided in Sections 4 and 5 of this Subscription Agreement. Each party shall refrain from taking any action which would render any representation or warranty contained in Sections 2 or 3 of this Subscription Agreement inaccurate in any material respect as of the Closing Date. Each party shall promptly notify the other of (i) any event or matter that would reasonably be expected to cause any of its representations or warranties to be untrue in any material respect as of the Closing Date or that would reasonably be expected to cause any of the conditions to closing provided in Section 5 not to be satisfied in the manner contemplated herein, or (ii) any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any of the transactions contemplated by this Subscription Agreement. The parties shall cooperate fully with each other and assist each other in defending any lawsuits or other legal proceedings, whether judicial or administrative, brought against either party challenging this Subscription Agreement or any of the transactions contemplated by this Subscription Agreement, including seeking to have any stay or temporary restraining order entered by any court, Bank Regulatory Authority or other Governmental Authority vacated or reversed.

k)	Noncircumvention. The Companies shall not, and shall not permit their respective Subsidiaries, by amendment of their respective Organizational Documents or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Subscription Agreements, the Notes, or the Warrants, and will at all times in good faith carry out all of the provisions of the Subscription Agreements, the Notes and the Warrants.

5.	Conditions of Sale and Purchase.

a)	Conditions to Obligations of the Companies. The obligations of the Companies hereunder to issue and sell Offered Securities to Subscriber at the Closing are subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Companies’ sole benefit and may be waived by the Companies at any time in their sole discretion by providing each Buyer with prior written notice thereof:

i)	Subscriber shall have deposited its portion of the Purchase Price by wire transfer of immediately available funds in accordance with the notice given in pursuant to Section 1(c) of this Subscription Agreement.

ii)	No court or other Governmental Authority having jurisdiction over the Holding Company or the Bank or any Buyer shall have instituted, enacted, issued, promulgated, enforced or entered any Requirement of Law (whether temporary, preliminary or permanent) that is then in effect and that (x) has the effect of making illegal or otherwise prohibiting or invalidating consummation of the Sub Debt Transaction or any provision of this Subscription Agreement or of any of the Offered Securities or (y) seeks to restrain, prohibit or invalidate the consummation of the Sub Debt Transaction or to invalidate any provision of this Subscription Agreement or of any of the Offered Securities.

iii)	Each Buyer shall have performed, satisfied and complied in all material respects with the covenants and agreements contained in this Subscription Agreement and required to be performed, satisfied or complied with by such Buyer at or prior to the Closing.

b)	Conditions to Obligations of Subscriber. The obligation of Subscriber hereunder to purchase the Offered Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Subscriber’s sole benefit and may be waived by Subscriber at any time in its sole discretion by providing the Companies with prior written notice thereof, provided further that Subscriber agrees that the conditions set forth in clauses (iii), (iv) and (vi) below may be waived by the Majority of Holders in their discretion on behalf of all Buyers at any time by providing the Companies with prior written notice thereof:

i)	The Bank shall have duly executed and delivered the Notes in such amounts as are set forth on the signature page of this Subscription Agreement.

ii)	The Holding Company shall have duly executed and delivered the Warrants in such amounts as are set forth on the signature page of this Subscription Agreement.

iii)	(A) Each of the representations and warranties of the Companies contained in Sections 3(a), (b), (c), (d) and (e) of this Subscription Agreement shall be true and correct in all material respects (except that each of such representations and warranties that is qualified as to materiality shall be true and correct in all respects) on and as of the Closing Date as if made on and as of such date, other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date and (B) the other representations and warranties of the Companies shall be true and correct on and as of the Closing Date as if made on and as of such date, other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date, except for such failures to be true and correct as individually or in the aggregate, did not, and would not reasonably be expected to result in, a Material Adverse Effect. For purposes of determining the satisfaction of clause (B) of this condition, the representations and warranties of the Companies shall be deemed not qualified by any references therein to materiality generally or to a Material Adverse Effect (or qualifiers similar to the foregoing). The Holding Company shall have delivered a certificate, executed by duly authorized executive officers of each of the Holding Company and the Bank and dated as of the Closing Date, certifying that the condition set forth in this Section 5(b)(iii) has been satisfied.

iv)	The Companies shall have delivered the opinion of Katten Muchin Rosenman LLP, the Companies’ outside counsel, dated as of the Closing Date, and in substantially the form of Exhibit B attached hereto.

v)	The Preferred Stock Transaction shall have closed.

vi)	Since the date of this Subscription Agreement, there shall not have been a Material Adverse Change.

vii)	No court or other Governmental Authority having jurisdiction over the Holding Company or the Bank or any Buyer shall have instituted, enacted, issued, promulgated, enforced or entered any Requirement of Law (whether temporary, preliminary or permanent) that is then in effect and that (x) has the effect of making illegal or otherwise prohibiting or invalidating consummation of any of the Sub Debt Transaction or any provision of this Subscription Agreement or any of the Offered Securities or (y) seeks to restrain, prohibit or invalidate the consummation of any of the Sub Debt Transaction or to invalidate any provision of this Subscription Agreement or any of the Offered Securities.

viii)	The Holding Company shall have received subscriptions for the purchase of, and funds shall have been deposited into the Closing Escrow Account sufficient to pay the aggregate purchase price for, an aggregate of at least $30,000,000 in principal amount of Notes (including the Notes being purchase by Subscriber) and, concurrently with the Closing, the Bank shall issue an aggregate of at least $30,000,000 in principal amount of Notes (including the Notes being purchased by Subscriber) in connection with the Subscription Agreements.

ix)	Each of the Holding Company and the Bank shall have performed, satisfied and complied in all material respects each of its respective covenants and agreements contained in this Subscription Agreement and required to be performed, satisfied or complied at or prior to the Closing.

6.	Termination.

a)	Termination by Mutual Consent. This Subscription Agreement may be terminated at any time prior to the Closing, by mutual written consent of the Holding Company and either (i) Subscriber or (ii) a Majority of Holders.

b)	Termination by Either Holding Company or Subscribers. This Subscription Agreement may be terminated by either the Holding Company or Subscriber at any time prior to Closing: if the Closing has not occurred on or before December 31, 2008 (the “Outside Date”); provided, however, that the right to terminate this Subscription Agreement under this clause will not be available to any party to this Subscription Agreement whose failure to fulfill any of its obligations under this Subscription Agreement has been a principal cause of, or resulted in, the failure of the Closing to have occurred by such date or who otherwise has breached an obligation under this Subscription Agreement.

c)	Effect of Termination. In the event that this Subscription Agreement shall be terminated pursuant to this Section 6, all further obligations of the parties under this Subscription Agreement shall terminate without further liability of any party to another. A termination under this Section 6 shall not relieve any party of any liability for a breach of, or for any misrepresentation under this Subscription Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation. Nothing in this Section 6(c) shall relieve either party to this Subscription Agreement of liability for a breach of a covenant or obligation under this Subscription Agreement prior to the Closing.

7.	Miscellaneous.

a)

Subject to the terms of this Section 7(a), Subscriber hereby agrees that the affirmative approval of a Majority of Holders shall have full power and authority to: (i) waive any of the conditions set forth in clauses (iii), (iv) or (vi) of Section 5(b) hereof; and (ii) amend or modify any of the provisions of the Subscription Agreements, the Notes or the Warrants; provided, however, that prior to the Closing any such amendment or modification pursuant to this clause (ii) that (A) changes the purchase price, maturity date or interest rate of the Notes, or the exercise price, number of Warrant Shares or term of the Warrants, or (B) materially and adversely affects any other significant rights of Subscriber under this Subscription Agreement or any of the Offered Securities, shall require the written consent of Subscriber (it being understood and agreed that the application of any provision of this Subscription Agreement or the Offered Securities in accordance with its terms shall not be deemed an amendment or modification for purposes of this provision). For the avoidance of doubt, the foregoing sentence does not grant, and shall not be deemed to grant, any power or authority to Buyers representing the Majority of Holders or any other Person to exercise, waive or take other action with respect to rights provided to Subscriber after the Closing pursuant to and in accordance with any of the Offered Securities other than as set forth in the Offered Securities. Each party hereto acknowledges that this Section 7(a) is intended to promote the efficient negotiation and handling of matters arising under or in connection with this Subscription

Agreement and the Closing pursuant to this Section 7(a). The Holding Company shall be entitled to rely upon, without independent investigation, any act, notice, instruction or communication from Buyers representing the Majority of Holders on behalf of all Buyers consistent with this Section 7(a) and shall not be liable in any manner whatsoever for any action taken or not taken in reliance upon the actions taken or not taken or communications or writings given or executed by Buyers representing the Majority of Holders in accordance with this Section 7(a). Subject to the provisions of this Section 7(a), Subscriber hereby agrees that Buyers representing the Majority of Holders will have full power and authority in Subscriber’s name, place and stead, to execute, certify, acknowledge, deliver, file and record all agreements, certificates, instruments and other documents and any amendment thereto, and take any other action which Buyers representing the Majority of Holders deem necessary or appropriate in connection with the power and authority granted under this Section 7(a). All actions, decisions and instructions of Buyers representing the Majority of Holders in accordance with the power and authority granted under the terms of this Section 7(a) shall be conclusive and binding upon all Buyers and shall be deemed authorized, approved, ratified and confirmed by Subscriber, having the same force and effect as if performed pursuant to the direct authorization of Subscriber. The provisions of this Section 7(a) shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees, and successors of Subscriber, and any references in this Subscription Agreement to Subscriber shall mean and include the successors to Subscriber’s rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise. No Buyer shall be liable to any other Buyer by reason of any action taken by, or failure to act of, a Majority of Holders in connection with this Subscription Agreement or any of the Offered Securities.

b)	Subscriber understands the meaning of the representations and warranties contained herein and understands and acknowledges that the Companies are relying upon the representations and warranties of Subscriber contained in this Subscription Agreement in determining whether the offering described herein is eligible for exemption from the registration requirements contained in the 1933 Act and in any applicable state securities law and in determining whether to accept the subscriptions tendered hereby. Subscriber hereby agrees to indemnify and hold harmless each Company and its respective officers, directors, employees, representatives, advisors and agents, from and against any and all losses, damages or liabilities (including without limitation reasonable attorneys’ fees and costs) due to or arising out of a breach of any representation or warranty of Subscriber set forth in this Subscription Agreement.

c)	In the event that this Subscription Agreement is accepted, Subscriber agrees that the representations, warranties, acknowledgments and agreements made by Subscriber herein shall survive such acceptance. If there is more than one signatory hereto, the representations, warranties, acknowledgments, agreements and indemnities of Subscriber are made jointly and severally.

d)

The representations, warranties, covenants and agreements of the Companies set forth in this Subscription Agreement, the Notes, the Warrant or any other exhibit, schedule, certificate or instrument attached or delivered pursuant hereto or thereto (except covenants and agreements which are expressly required to be performed and are performed in full on or prior to the Closing Date) shall survive the Closing and the consummation of the transactions contemplated by this Subscription Agreement (i) in the case of representations and warranties other than pursuant to Sections 3(a), (b), (c), (d) and (e) of this Subscription Agreement (which shall survive indefinitely), for a period ending on the last to occur of (A) the date six months after Stockholder Approval is obtained, (B) June 30, 2009, and (C) the date 60 days after the filing by the Holding Company of its Form 10-K for the year ending December 31, 2008 including audited financial statements for such fiscal year, and (ii) in the case of covenants and agreements, for a period ending when no Offered Securities are outstanding. Notwithstanding anything to the contrary in the previous sentence, any claim for indemnification hereunder asserted in writing on or before the applicable deadline described in the preceding sentence shall survive, and the representation, warranty, covenant and/or agreement referenced in such claim shall survive for purposes of such claim, until finally resolved or judicially determined. Subscriber agrees that any claim by the Buyers with respect to any breach of any such representations, warranties, covenants and/or agreements of either or both of the Companies may only be made by a Majority of Holders on behalf of all Buyers, and the amount, net of fees and expenses reasonably incurred in connection with the making, pursuing and resolution of such claim, of any recovery pursuant thereto shall be shared ratably among all of the Buyers. Notwithstanding anything to the contrary contained herein or in the Notes or the Warrant, the rights and benefits provided under this Section 7(d) with respect to any breach of a representation or warranty shall not be assignable by Subscriber, and no Person other than Subscriber shall have any rights or remedies with respect to a breach of a representation or warranty hereunder.

e)	Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Subscription Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Holding Company or the Bank:

Taylor Capital Group, Inc.
9550 West Higgins Road
Rosemont, Illinois 60018
Telephone:	(847) 653-7978
Facsimile:	(847) 653-7890
Attention:	Mr. Bruce W. Taylor

With a copy (for informational purposes only) to:

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
Telephone:	(312) 902-5200
Facsimile:	(312) 902-1061
Attention:	Jeffrey R. Patt, Esq.

If to Subscriber, to its address and facsimile number set forth on the signature page to this Subscription Agreement, with a copy to Subscriber’s counsel as set forth on the signature page to this Subscription Agreement, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with an overnight courier service in accordance with clause (A), (B) or (C) above, respectively.

f)	Subscriber agrees to notify the Companies promptly of any changes in the information contained in this Subscription Agreement that occur after the date hereof but prior to acceptance hereof by the Companies.

g)	Subscriber agrees not to transfer or assign any interest in the Securities to the extent expressly prohibited herein or therein.

h)	This Subscription Agreement and the representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of Subscriber and shall inure to the benefit of and be enforceable by each Company and its respective successors and assigns. This Subscription Agreement does not create any rights enforceable by any person not a party to this Subscription Agreement.

i)	This Subscription Agreement shall be construed in accordance with the laws of the State of Illinois without regard to conflict of laws principles. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of Illinois located in the City of Chicago and of any federal court located in the City of Chicago, State of Illinois in connection with any action or proceeding arising out of or relating to this Subscription Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Subscription Agreement, or a breach of this Subscription Agreement or any such document or instrument.

j)	This Subscription Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

k)	This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, may be amended only by a writing executed by all of the parties hereto, and supersede any and all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

SUBSCRIBER SIGNATURE PAGE AND QUESTIONNAIRE

1.	NAME OF SUBSCRIBER:

(please print)

Date: ,
2008

If Joint Ownership, check one:	If fiduciary, partnership or corporation, etc., check one:

Joint Tenants with	Trust
Right of Survivorship	Estate
Tenants in Common	Corporation
Community Property	Partnership
Limited Liability Company
Power of Attorney
Uniform Gift to Minors Act Custodian

Individual Retirement Account
Other:

Signature of Individual Subscriber	Signature of Joint Investor (if any) (All joint owners must sign)	If Subscriber is an Entity, Name of Entity

By:

Title:

2.	SUBSCRIBER HEREBY SUBSCRIBES TO INVEST $ IN THE NOTES FOR WHICH SUBSCRIBER ALSO WILL RECEIVE WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF THE HOLDING COMPANY

3.	ADDRESS:

With copies to:

4.	TELEPHONE:

Office:

Home:

5. TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER:

IN WITNESS WHEREOF, the undersigned accepts this subscription and agrees to all of the terms and conditions set forth above as of the      day of September, 2008.

COLE TAYLOR BANK

By:
Mark A. Hoppe, Chief Executive Officer

TAYLOR CAPITAL GROUP, INC.

By:
Bruce W. Taylor, Chief Executive Officer

EXHIBITS

Exhibit A	Defined Terms

Exhibit B	Form of Company Counsel Opinion

EXHIBIT A

DEFINED TERMS

“1933 Act” has the meaning set forth in Section 2(e).

“Action or Proceeding” means any suit, action, proceeding (including any compliance, enforcement or disciplinary proceeding), arbitration, formal or informal inquiry, audit, inspection, investigation or formal order of investigation of complaint.

“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act as in effect as on the date hereof.

“Available Company SEC Documents” has the meaning set forth in the preamble to Section 4.

“Bank” has the meaning set forth in Section 1(a).

“Bank Board” means the board of directors of the Bank.

“Bank Bylaws” has the meaning set in Section 3(f)(ii).

“Board” means the board of directors of the Holding Company.

“Business Day” means any day other than a Saturday or Sunday, a legal holiday or any other day on which the SEC is closed.

“Business Entity” means any corporation, partnership, limited liability company, joint venture, association, partnership, business trust or other business entity.

“Buyer” means, prior to the Closing, each Person that has subscribed to purchase any Notes and, on and after the Closing, each Person that owns any Notes.

“Bylaws” has the meaning set forth in Section 3(f)(i).

“Closing” has the meaning set forth in Section 1(d).

“Closing Date” has the meaning set forth in Section 1(d).

“Common Stock” has the meaning set forth in Section 1(a).

“Companies” has the meaning set forth in Section 1(a).

“Company 2008 SEC Filings” has the meaning set forth in Section 2(b).

“Company Permits” means all Regulatory Permits and all Miscellaneous Permits.

“Company SEC Reports” has the meaning set forth in Section 3(h).

“Contractual Obligation” means, as to any Person, any obligation arising out of any indenture, mortgage, deed of trust, contract, agreement, insurance policy, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound (including, without limitation, any debt security issued by such Person).

“Convertible Securities” means securities or obligations that are convertible into or exchangeable for shares of Capital Stock.

“Designated Preferred” has the meaning set forth in Section 1(b).

“Evaluation Date” has the meaning set forth in Section 3(k)(iii).

“Exchange Act” has the meaning set forth in Section 2(b).

“GAAP” has the meaning set forth in Section 3(i).

“Governmental Authority” means any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local, foreign or supranational.

“Holding Company” has the meaning set forth in Section 1(a).

“Internal Control Over Financial Reporting” has the meaning set forth in Section 3(k)(iii).

“Knowledge of the Holding Company” means the actual knowledge of any Person serving on the senior management team of the Holding Company or the Bank (including the Chairman and Chief Executive Officer, President and Chief Financial Officer), after reasonable inquiry.

“Liens” means any security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, limitations on voting rights, charges, easements, servitudes, encumbrances and other restrictions of any nature whatsoever.

“Majority of Holders” means (i) on any date during the period from the date hereof through the Closing, the holders of at least a majority in interest of the Buyers as represented by the principal amount of Notes for which such Buyers have subscribed, and (ii) on any date after the Closing, the holders of at least a majority of the principal amount of Notes on such date or, to the extent the matter relates solely to the Warrants, the holders of at least a majority in interest of the Warrants on such date as represented by the number of underlying Warrant Shares.

“Material Adverse Change” or “Material Adverse Effect” means any fact, event, change, effect, condition, factor or circumstance that individually or in the aggregate with all other facts, changes, events, effects, conditions, factors and circumstances (i) is or is reasonably likely to be materially adverse to the business, financial condition, results of operations, assets, or liabilities of the Holding Company and its Subsidiaries taken as a whole or (ii) prevents in any material respect the Holding Company’s or the Bank’s ability to perform its obligations under this Subscription Agreement and the Offered Securities; provided that a “Material Adverse Effect” or “Material Adverse Change” shall not be deemed to include any effects to the extent relating to or resulting from (A) changes in accounting principles generally accepted in the United States or regulatory accounting requirements applicable to banks or their holding companies generally (except in each such case for any changes which disproportionately affect the business, financial condition, results of operations, assets, or liabilities of the Holding Company and its Subsidiaries, taken as a whole, as compared to other industry participants); (B) changes in laws, rules or regulations of general applicability or interpretations thereof (except in each such case for any changes which disproportionately affect the business, financial condition, results of operations, assets, or liabilities of the Holding Company and its Subsidiaries, taken as a whole, as compared to other industry participants), (C) changes in general economic or market conditions in the United States, including the credit and securities markets, (D) changes in general economic or market conditions in the regions in which the Holding Company and/or its Subsidiaries operate or conduct business or in the markets in which the Holding Company and/or its Subsidiaries conduct lending operations, including the commercial and residential real estate lending markets in the Chicago area (except in each such case for any changes which disproportionately affect the business, financial condition, results of operations, assets, or liabilities of the Holding Company and its Subsidiaries, taken as a whole, as compared to other industry participants), (E) any changes in the market price or trading volume of the Holding Company’s securities (but not any effect, event, development or change underlying such decrease to the extent that such effect, event, development or change otherwise would constitute a Material Adverse Effect), (F) the announcement or disclosure of the sale of the Offered Securities, (G) any action taken by the Holding Company or the Bank that is expressly required by the terms of this Subscription Agreement, (H) the failure of the Bank to remain “well capitalized” under applicable capital guidelines for banks as of September 30, 2008 prior to giving effect to the sale of Series A Preferred or Designated Preferred, as applicable; provided, however that this exception (H) shall not apply in the event that (i) the Bank has publicly disclosed that it is not “well-capitalized” prior to the Closing Date or (ii) the Bank would not be “well capitalized” after giving effect to this Transaction, the Preferred Stock Transaction and the application of the net proceeds therefrom, or (I) the failure of the Holding Company to remain “well capitalized” under applicable capital guidelines for bank holding companies as of September 30, 2008 prior to giving effect to the sale of Series A Preferred or Designated Preferred, as applicable.

“Miscellaneous Permits” means all licenses, permits, certificates, franchises, ordinances, registrations, qualifications, and other rights, privileges, applications or authorizations filed with, granted or issued by any Governmental Authority other than Regulatory Permits.

“Nasdaq” has the meaning set forth in Section 3(j).

“Notes” has the meaning set forth in Section 1(a).

“Offered Securities” has the meaning set forth in Section 1(a).

“Organizational Documents” means, as to any Person (other than an individual), the articles or certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company operating agreement, and all other organizational documents of such Person, its certificate or articles of incorporation, by-laws and other organizational documents.

“Other Filings” has the meaning set forth in Section 4(h)(iii).

“Outside Date” has the meaning set forth in Section 6(b).

“Person” means any individual, Business Entity, unincorporated association or Governmental Authority.

“Preferred Shares” has the meaning set forth in Section 1(b).

“Preferred Stock Transaction” has the meaning set forth in Section 1(b).

“Proxy Statement” has the meaning set forth in Section 4(h)(i).

“Purchase Price” has the meaning set forth in Section 1(c).

“Regulatory Agencies” has the meaning set forth in Section 3(q).

“Regulatory Permits” means all licenses, permits, certificates, franchises, ordinances, registrations, qualifications, and other rights, privileges, applications or authorizations filed with, granted or issued by the SEC, any Bank Regulatory Authority, any state securities or blue sky regulatory authority in which the Holding Company or the Bank maintains offices, or any self-regulatory organization.

“Reports” has the meaning set forth in Section 3(q).

“Representatives” has the meaning set forth in Section 4(k).

“Requirement of Law” means any judgment, order (whether temporary, preliminary or permanent), writ, injunction, decree, statute, rule, regulation, notice, law or ordinance and shall also include any rules, regulations and interpretations of any applicable self -regulatory organizations.

“Restated Charter” has the meaning set forth in Section 3(c)(ii).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3(h).

“Securities” has the meaning set forth in Section 1(a).

“Securities Purchase Agreement” has the meaning set forth in Section 1(b).

“Stock Purchase Rights” has the meaning set forth in Section 3(c)(iii).

“Stockholder Approval” has the meaning set forth in the Warrant.

“Stockholder Approval Date” has the meaning set forth in Section 4(g).

“Stockholder Approval Matters” has the meaning set forth in the Warrant.

“Stockholder Meeting” has the meaning set forth in Section 4(g).

“Stockholder Vote” has the meaning set forth in the Warrant.

“Sub Debt Transaction” has the meaning set forth in Section 1(d).

“Subscriber” has the meaning set forth in Section 1(a).

“Subscription Agreement” has the meaning set forth in Section 1(a).

“Subscription Agreements” means this Subscription Agreement and the other Subscription Agreements entered into by the Holding Company, the Bank and the Buyers in connection with the Sub Debt Transaction.

“Subscription Materials” has the meaning set forth in Section 2(a).

“Subsidiaries” means the subsidiaries of the Holding Company set forth on Schedule 3(a) which includes any Business Entity of which the Holding Company (either alone or through or together with one or more other Subsidiaries) (x) owns, directly or indirectly, more than 20% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Business Entity, (y) is a general partner, managing member, trustee or other Person performing similar functions or (z) has control (as defined in Rule 405 under the 1933 Act).

“Tax” means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, any tax imposed under Subtitle A of the Internal Revenue Code of 1986, as amended, and any net income, alternative or add-on minimum tax, gross income, gross receipts, sale, bulk sales, use, real property, personal property, ad valorem, value added, transfer, franchise, profits, license, withholding tax on amounts paid, withholding, payroll, employment, excise severance, stamp, capital stock, occupation, property, environmental or windfall profits tax, premium, custom, duty or other tax or assessment), together with any interest, penalty, addition to tax or additional amount thereto, imposed by any Governmental Authority.

“Taxing Authority” means any Governmental Authority (domestic or foreign) responsible for the imposition of any Tax.

“Tax Return” means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Warrant” has the meaning set forth in Section 1(a).

“Warrants” means the Warrant and the other warrants to purchase shares of Common Stock issued in the Sub Debt Transaction.

“Warrant Shares” has the meaning set forth in Section 1(a).

THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACT OF ANY STATE. EXCEPT AS OTHERWISE PROVIDED IN THE SUBSCRIPTION AGREEMENT REFERENCED IN THIS SUBORDINATED NOTE, THIS SUBORDINATED NOTE MAY NOT BE OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS SUBORDINATED NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE OR OTHER LAWS AS MAY BE APPLICABLE, OR RECEIPT BY COLE TAYLOR BANK OF AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION. THIS OBLIGATION IS SUBORDINATED TO THE CLAIMS OF THE DEPOSITORS AND THE GENERAL AND SECURED CREDITORS OF COLE TAYLOR BANK AND IS NOT SECURED.

10% SUBORDINATED NOTE DUE 2016

$[ ]	September [ ], 2008

FOR VALUE RECEIVED, the undersigned, Cole Taylor Bank (the “Bank”), hereby promises to pay to the order of [                    ], (“Purchaser”), at its offices at              (or at such other place as the holder may from time to time designate) the principal sum of [         ($        )] on September     , 2016 (the “Maturity Date”) or any earlier date of acceleration of the Maturity Date, and to pay interest on the outstanding principal amount of this 10% Subordinated Note Due 2016 (this “Note”) from September     , 2008, quarterly on the fifteenth day of the last month of each calendar quarter, commencing on December 15, 2008 (each, an “Interest Payment Date”), at a rate per annum of 10% prior to the Maturity Date and, if the outstanding principal amount of this Note is not paid in full on the Maturity Date, at a rate equal to 15% per annum on and after the Maturity Date until the principal hereof shall have been paid or duly provided for. Unless expressly prohibited by applicable law, any accrued interest that is not paid when due shall bear interest until paid in full at a rate equal to 10% per annum prior to the Maturity Date and at a rate equal to 15% per annum on and after the Maturity Date.

This Note is the Note referred to in the Subscription Agreement (as may be amended, modified, or restated from time to time), dated                     , by and among the Bank, Taylor Capital Group, Inc. and Purchaser (the “Subscription Agreement”). All of the other 10% Subordinated Notes due 2016 of the Bank of even date herewith (as may be amended, modified or restated from time to time) are collectively referred to herein as the “Other Notes,” and this Note and the Other Notes are collectively referred to herein as the “Notes.” This Subscription Agreement and the Subscription Agreements with respect to the Other Notes are collectively referred to herein as the “Subscription Agreements”. Capitalized terms used in this Note are defined in the Subscription Agreement, unless otherwise expressly stated herein. This Note is entitled to the benefits of the Subscription Agreement and is subject to all of the agreements, terms and conditions contained therein, all of which are incorporated herein by this reference. This Note may not be prepaid at any time prior to the third anniversary of the date of this Note. This Note may be prepaid, in whole or in part, without premium or penalty, at any time from and after the third anniversary of the date of this Note on the following terms and conditions: (a) the Bank shall give the holder at least three Business Days’ prior written notice of its intent to make each prepayment; and (b) each prepayment shall be made in immediately available funds and shall be made by paying the principal amount to be prepaid, together with unpaid accrued interest thereon to the date of prepayment. Notwithstanding the foregoing, the Bank may not make any prepayment of this Note unless (i) all accrued interest that is then due and payable under the Notes shall have been paid in full, (ii) the Bank simultaneously prepays the same percentage of the outstanding principal amount of each Other Note, and (iii) the Bank shall have received the prior written approval of the Board of Governors of the Federal Reserve System or its designee, or any successor thereto (the “Federal Reserve Board”), if required.

Interest on the principal amount of this Note from time to time outstanding shall be computed on the basis of the actual number of days elapsed over a 360-day year, consisting of twelve (12) 30-day months. In no event, however, shall interest exceed the maximum rate permitted by law.

In the event the Bank can pay some, but not all, of the aggregate interest payable on the outstanding Notes on any Interest Payment Date, or of the aggregate outstanding principal of the Notes on the Maturity Date, or of any fees or other obligations payable under the Notes on the due date therefor, the Bank shall apportion the aggregate payment made by it on such Interest Payment Date, Maturity Date or other due date ratably among the Notes in proportion to the respective outstanding principal balances thereof; provided that the foregoing shall not affect any right of the holder of this Note to receive payment in full of such interest, principal or other amount on such Interest Payment Date, Maturity Date or other due date, as the case may be, or otherwise limit any rights and remedies of the holder of this Note with respect thereto.

Any of the following events shall represent an event of default under this Note (each, an “Event of Default”): (i) a court or administrative or governmental agency or body with proper jurisdiction to do so shall enter a decree or order for the appointment of the Federal Deposit Insurance Corporation (the “FDIC”), the Illinois Department of Financial and Professional Regulation (the “DFPR”), any successor agency to the FDIC or the DFPR, or any other governmental agency or body with proper jurisdiction, as applicable, as receiver of the Bank; (ii) the Bank shall consent to the appointment of the FDIC, the DFPR, any successor agency to the FDIC or the DFPR, or any other governmental agency or body with proper jurisdiction, as applicable, as receiver for it; (iii) the Bank breaches the Dividend Covenant or the Organic Change Covenant (each as defined below); (iv) the Bank fails to pay, when due, any principal of this Note or fails to pay any interest due on this Note within five (5) business days of the Interest Payment Date applicable thereto (a “Payment Default”); or (v) the Bank shall have failed to keep or perform any of its other material agreements, undertakings, obligations or covenants under the Note or the Subscription Agreements in any material respect and such failure continues for a period of thirty (30) days after notice thereof executed by the holders of Notes representing at least a majority of the principal amount then outstanding under all of the Notes (a “Majority of Holders”).

Upon the occurrence of an Event of Default described in subsection (i) or (ii) of the immediately preceding paragraph, the principal of, interest accrued on, and other obligations payable under this Note, will immediately become due and payable, without presentment, demand, protest or notice of any kind. Notwithstanding anything to the contrary herein, other than the occurrence of an Event of Default described in subsection (i) or (ii) of the immediately preceding paragraph, as long as this Note is deemed to be Tier 2 Capital (or the equivalent) of the Bank under the applicable rules and regulations promulgated by the Federal Reserve Board (except to the extent not so deemed due to the limitation imposed by the second sentence of 12 C.F.R. §250.166(e)(1), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt), there is no right of acceleration for any default or Event of Default, including a default in the payment of principal or interest or the performance of any other covenant or obligation by the Bank, under this Note or the Subscription Agreement. If the Bank receives a written notification from the Federal Reserve Board that the indebtedness evidenced by the Notes no longer constitutes Tier 2 Capital of the Bank (the “Federal Reserve Notice”), other than due to the limitation imposed by the second sentence of 12 C.F.R. §250.166(e)(1), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt, the Bank shall immediately notify the holder of this Note. At any time after receipt of the Federal Reserve Notice, and so long as the determination set forth in such Federal Reserve Notice remains in effect, if any Event of Default shall occur hereunder and be continuing, then (x) if such Event Default is a Payment Default, the holder of this Note may declare this Note and any amounts due to the holder of this Note hereunder immediately due and payable, whereupon this Note and such amounts payable hereunder shall immediately become due and payable, and (y) in the case of any other Event of Default, a Majority of Holders may declare the Notes and any amounts due to the holders of the Notes hereunder or thereunder immediately due and payable, whereupon the Notes and such amounts payable hereunder or thereunder shall immediately become due and payable, but in each case under clause (x) or (y), without presentment, demand, protest or notice of any kind. Upon the occurrence of an Event of Default, it is specifically understood and agreed that, notwithstanding the curing of such Event of Default, the Bank shall not be released from any of its covenants hereunder unless and until this Note is paid in full. Notwithstanding the foregoing, nothing herein shall limit the rights of the holder of this Note to exercise any and all remedies available to such holder under applicable law; provided, however, that, except in connection with a Payment Default, no action may be initiated to enforce the rights of the holder of this Note pursuant hereto or under the Subscription Agreement without the prior written consent of a Majority of Holders.

If the Bank fails to make any principal or interest payment when and as required hereby, the Bank shall not, until such principal or interest payment has been made, (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of its equity securities, (ii) make loans or advances to the Company, (iii) make any payments of interest, principal or premium on, or repay, repurchase or redeem any indebtedness of the Bank payable to the Company or (iv) purchase, redeem or otherwise acquire, directly or indirectly, any of its equity securities, in each case without the consent of a Majority of Holders (such negative covenant, the “Dividend Covenant”).

This Note is a debt of the Bank only and is not an obligation of Taylor Capital Group, Inc.

The indebtedness of the Bank evidenced by this Note, including the principal, interest and premium, if any, is not secured by any assets or commitments of the Bank, and until such time as the Bank receives a Federal Reserve Notice, the indebtedness evidenced by this Note shall be subordinated and junior in right of payment to the Bank’s obligations to the general creditors and depositors of the Bank, and upon dissolution or liquidation of the Bank, no payment of principal or interest shall be due and payable until all general creditors and depositors of the Bank shall have been paid in full. Purchaser and each other holder of this Note, by the acceptance hereof, agree to be bound by the foregoing provisions.

Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Bank’s assets to another Person or other transaction that is effected in such a way that holders of all of the common equity of the Bank are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for such common equity is referred to herein as an “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Bank’s assets to an acquiring Person or (ii) other Organic Change following which the Bank is not a surviving entity, the Bank shall secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement, in form and substance satisfactory to a Majority of Holders, to deliver to the holder of this Note, in exchange for this Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Note (such covenant, the “Organic Change Covenant”).

The written consent of the Bank and a Majority of Holders shall be required for any amendment to the Notes (including this Note), and upon receipt of such consent, each Note (including this Note) shall be deemed amended thereby. No such amendment shall be effective except to the extent it applies on an equivalent basis to all of the Notes. No consideration shall be offered or paid to any holder of the Notes to amend or consent to an amendment or other modification of any provision of the Notes unless the same consideration is offered to all of the holders of the Notes.

The holder of this Note may assign or transfer some or all of its rights hereunder, subject to compliance with the provisions of Section 2(e) of the Subscription Agreement, without the consent of the Bank. The holder of this Note shall promptly provide notice to the Bank of the name and address of the assignee or transferee and the principal amount of this Note assigned or transferred, as applicable. Notwithstanding the foregoing, if this Note has been prepaid in part, the holder of this Note may not transfer this Note unless such holder first physically surrenders this Note to the Bank, whereupon the Bank will forthwith issue and deliver upon the order of the holder of this Note a new Note of like tenor, registered as such holder may request, representing in the aggregate the remaining principal represented by this Note. The holder of this Note and any assignee, by acceptance of this Note, acknowledge and agree that following any prepayment of any portion of this Note, the principal of this Note may be less than the principal amount stated on the face hereof.

The Bank shall maintain, at one of its offices in the United States, a register for the recordation of the names and addresses of each holder of the Notes, and the principal amount of the Notes owed to each such holder pursuant to the terms hereof and of the Other Notes from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Bank and the holders of the Notes shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the holder of this Note for all purposes, notwithstanding notice to the contrary. The Register shall be available for inspection by any holder of the Notes, at any reasonable time and from time to time upon reasonable prior notice. The Notes are intended to be obligations in “registered form” for purposes of Sections 871 and 881 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, and the provision of this Note shall be interpreted consistently therewith.

The Bank shall pay all taxes (other than transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS. ANY ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE SHALL BE BROUGHT EXCLUSIVELY IN ANY STATE OR FEDERAL COURT IN THE CITY OF CHICAGO, STATE OF ILLINOIS, THE PARTIES WAIVE ANY RIGHT TO A JURY TRIAL.

The Bank expressly waives any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or notice of any other kind.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

This Note is executed as of the date first written above.

COLE TAYLOR BANK

By:
Name:
Title:

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACT OF ANY STATE. EXCEPT AS OTHERWISE PROVIDED IN THIS WARRANT AND THE SUBSCRIPTION AGREEMENT REFERENCED IN THIS WARRANT, THIS WARRANT MAY NOT BE OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE WARRANT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE OR OTHER LAWS AS MAY BE APPLICABLE, OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THIS WARRANT IS SUBJECT TO OTHER RESTRICTIONS ON TRANSFER AS SET FORTH IN SECTION 5 HEREOF.

TAYLOR CAPITAL GROUP, INC.

Incorporated Under the Laws of the State of Delaware

STOCK PURCHASE WARRANT

Warrant No. W-_	Original Issue Date: , 2008

THIS CERTIFIES THAT, for value received,             , or its assigns (the “Holder”), is entitled to subscribe for and purchase during the period specified in Section 1 hereof              fully paid and non-assessable shares of Common Stock, $.01 par value (“Common Stock”), of TAYLOR CAPITAL GROUP, INC., a Delaware corporation (the “Company”), at a per share price equal to the Warrant Price, subject to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used herein, but not otherwise defined, shall have meanings provided in Section 10 of this Warrant.

This Warrant was originally issued pursuant to the Subscription Agreement (as may be amended, modified or restated from time to time), dated             , by and among the Company, Cole Taylor Bank, a wholly-owned subsidiary of the Company (the “Bank”), and the initial Holder (the “Subscription Agreement”). The Holder acknowledges that this Warrant was issued in connection with a private placement (the “Debt Placement”) of up to $60 million in subordinated notes (the “Notes”) by the Bank, in which each investor in the Debt Placement is receiving a warrant on the same terms as this Warrant to purchase fifteen (15) shares (subject to adjustment as provided herein) of Common Stock for every $1,000 in face amount of subordinated notes purchased in the Debt Placement. Accordingly, the Company is issuing, in the aggregate, warrants to purchase an aggregate of up to 900,000 shares (subject to adjustment as provided herein) of Common Stock on the terms set forth below (collectively, including this Warrant, the “Aggregate Warrants”) in connection with the Debt Placement. Notwithstanding that this Warrant was issued in connection with, and as part of, the Debt Placement, this Warrant is detachable from the Notes purchased in the Debt Placement and transferable separate from such Notes, but subject to the terms, conditions, limitations and restrictions set forth in Section 5 of this Warrant and Section 2(e) of the Subscription Agreement.

1.

Duration. The right to subscribe for and purchase shares of Common Stock represented hereby shall commence on the later of (a) the date of the Stockholder Vote and (b) the one hundred eightieth (180th) day after the Original Issue Date, and shall expire at 5:00 p.m., Chicago time, on the fifth anniversary of the Original Issue Date specified above (the “Expiration Date”); provided, that if the Stockholder Vote is not held on or prior to December 31, 2008, the Expiration Date shall be extended by the number of days after December 31, 2008 and prior to the date the Stockholder Vote is held; and provided further, that if the Expiration Date would otherwise occur on a day on which banking institutions are required or authorized by law to close in Chicago, Illinois (a “Bank Holiday”), then the Expiration Date shall be the next succeeding day which shall not be a Bank Holiday. From and after the Expiration Date, this Warrant shall be null, void and of no further force or effect.

2.	Method of Exercise; Payment; Issuance of New Warrant.

a)	The holder hereof may exercise this Warrant, in whole or in part, at the times and subject to the conditions set forth in Section 1 hereof, by the surrender of this Warrant (with the subscription form attached hereto duly executed) at the principal office of the Company, together with payment in the aggregate amount equal to the Warrant Price multiplied by the number of shares of Common Stock being purchased. At the option of Holder, payment of the Warrant Price may be made either (i) in cash, by wire transfer of immediately available United States federal funds or by bank certified, treasurer’s or cashier’s check payable to the order of the Company, (ii) by cashless exercise in accordance with Section 2(b), or (iii) by any combination of the foregoing methods.

b)	In lieu of exercising this Warrant in cash, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:

X =	Y (A - B)
A

Where

X —	The number of shares of Common Stock to be received upon such cashless exercise of this Warrant pursuant to this Section 2(b) (the “Net Number”).

Y —	The total number of shares for which this Warrant is exercised pursuant to such cashless exercise.

A —	The Market Value (as defined below) of one share of Common Stock.

B —	The Exercise Price (as adjusted to the date of such calculations).

Any reference in this Warrant to “exercise” of this Warrant, and the use of the term “exercise” herein, shall be deemed to include, without limitation, any cashless exercise pursuant to this Section 2(b).

c)	Notwithstanding anything contained herein to the contrary, in the event that a Conversion Date occurs, the Company at any time within ninety (90) days after any such Conversion Date, may, at the Company’s sole election, effective immediately upon notice delivered to the Holder, convert this Warrant, and thereby extinguish all exercise rights of the Holder hereunder, by issuance to the Holder of the Net Number of shares of Common Stock, determined according to Section 2(b) above, then issuable upon exercise of this Warrant in full in a “cashless exercise,” provided that the Company exercises such election with respect to all of the Aggregate Warrants then outstanding.

d)	In the event of any exercise of the rights represented by this Warrant in accordance with Section 2(a), (i) stock certificates for the shares of Common Stock so purchased shall be delivered to the Holder, and, in the event the Warrant has not been exercised in full, a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder, and (ii) stock certificates for the shares of Common Stock so purchased shall be dated the date of exercise of this Warrant (with the required payment of the aggregate Warrant Price unless payable by cashless exercise pursuant to Section 2(b) or (c)), and the Holder exercising this Warrant shall be deemed for all purposes to be the holder of the shares of Common Stock so purchased as of the date of such exercise (with the required payment of the aggregate Warrant Price unless payable by cashless exercise in accordance with Section 2(b) or (c)). Such stock certificates (and new Warrant, if applicable) shall be delivered to the holder hereof within a reasonable time, not exceeding five Business Days, after this Warrant shall have been so exercised. Each stock certificate so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name (upon compliance with the transfer requirements hereinafter set forth) as shall be designated by said Holder. The Company shall pay all taxes (other than income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of the Holder) and other expenses and charges payable in connection with the issuance and delivery of shares of Common Stock (and new Warrants, if applicable) upon any exercise of this Warrant, except that, in case such shares of Common Stock shall be registered in a name or names other than the Holder or its nominee, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the Holder to the Company at the time of the exercise of this Warrant.

e)	Notwithstanding any other provision hereof, if any exercise of any portion of a Warrant is made in connection with a registered public offering or the sale of the Company (regardless of how structured), such exercise may be conditioned, at the election of the Holder, upon the consummation of such public offering or sale of the Company, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

f)	If a fractional share of Common Stock would be issuable upon exercise of this Warrant, the Company shall, as soon as reasonably practicable after the date of exercise, deliver to the Holder a check payable to the Holder, in lieu of such fractional share, in an amount equal to the Market Value of such fractional share of Common Stock.

3.	Adjustment of Warrant Price and Number of Shares.

a)	The Warrant Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events occurring after the original issuance date, as follows:

i)	Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding Common Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another Company (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of outstanding Common Stock issuable upon such conversion) the rights of the holders of this Warrant shall be adjusted in the manner described below:

(1)	In the event that the Company is the surviving corporation, the Warrant shall, without payment of additional consideration therefor, be deemed modified so as to provide that upon exercise thereof the holder of this Warrant shall procure, in lieu of each share of Common Stock theretofore issuable upon such exercise, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the holder of each share of Common Stock issuable upon such exercise had exercise occurred immediately prior to such reclassification, change, consolidation or merger. This Warrant (as adjusted) shall be deemed to provide for further adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this clause (1) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

(2)	In the event that the Company is not the surviving entity, the surviving entity shall, without payment of any additional consideration therefor, issue new Warrants, providing that upon exercise thereof the holder thereof shall procure in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the holder of each share of Common Stock issuable upon exercise of this Warrant had such exercise occurred immediately prior to such reclassification, change, consolidation or merger. Such new Warrants shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this clause (2) shall similarly apply to successive reclassifications, changes, consolidations and mergers. The Company shall not enter into any transaction subject to the provisions of this Section 3(a)(i)(2) unless the surviving entity in such transaction agrees in writing to issue new Warrants in accordance with the terms and conditions of this Section 3(a)(i)(2) and comply with the terms and conditions of such new Warrants.

ii)	Subdivision or Combination of Shares. If the Company, at any time while any of this Warrant is outstanding, shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately reduced, in case of subdivision of shares, as of the effective date of such subdivision, or shall be proportionately increased, in the case of combination of shares, as of the effective date of such combination. In the event that a record date is set with respect to any such subdivision, and this Warrant is exercised after such record date but prior to the effective date of such subdivision, upon the effectiveness of such subdivision, the Company shall issue the Holder additional shares of Common Stock as if the Common Stock issued upon such exercise of the Warrant were outstanding on the record date with respect to such subdivision, without the payment of any additional consideration.

iii)	Certain Dividends and Distributions. If the Company, at any time while any of this Warrant is outstanding, shall:

(1)	Stock Dividends. Pay a dividend payable in, or make any other distribution of Common Stock, the Warrant Price shall be adjusted, as of the date such payment or dividend or other distribution, to that price determined by multiplying the Warrant Price by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Company paid cash for fractional shares, the number of additional shares which would have been outstanding had the Company issued such fractional shares in connection with such dividend or distribution); provided that in the event that a record date is set with respect to any such dividend and distribution, and this Warrant is exercised after such record date but prior to the payment or other distribution of such dividend or other distribution, upon such payment or other distribution, the Company shall issue the Holder additional shares of Common Stock as if the Common Stock issued upon such exercise of the Warrant were outstanding on the record date with respect to such dividend or other distribution, without the payment of any additional consideration.

(2)	Liquidating Dividends, etc. Make a distribution of its property to the holders of its Common Stock as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the holders of this Warrant shall, upon exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable hereupon, and without payment of any consideration therefor, a sum equal to the amount of such property as would have been payable to them as owners of that number of shares of Common Stock of the Company receivable upon such exercise, had they been the holders of record of such Common Stock on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution.

(3)	Purchase Rights. If at any time the Company grants, issues or sells any options, warrants, convertible securities or other rights to purchase stock, warrants, options, securities or other property pro rata to the record holders of Common Stock (the “Purchase Rights”), then the Holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

iv)	Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to any provision of this Section 3(a), the number of shares of Common Stock issuable upon exercise hereof shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying the number of shares issuable upon exercise hereof immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

b)	Notice of Adjustments. Whenever any Warrant Price shall be adjusted pursuant to Section 3 hereof, the Company shall make a certificate signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price after giving effect to such adjustment, and shall cause copies of such certificate to be delivered (by first-class mail, postage prepaid) or facsimile to the holder of this Warrant at its address or facsimile number shown on the books of the Company. The Company shall make such certificate and deliver it to each Holder promptly after each adjustment.

c)	Default in Obligations Regarding Par Value. If the Company shall default in its obligation pursuant to the last sentence of Section 4(a) hereof such that the par value per share of Common Stock would be greater than the Warrant Price that, absent the limitation contained in the last sentence of Section 4(a), would have been in effect pursuant to this Section 3, then the Warrant Price shall be an amount equal to the par value per share of Common Stock but the number of shares the holder of this Warrant shall be entitled to purchase shall be such greater number of shares of Common Stock as would have resulted from the Warrant Price that, absent the limitation contained in the last sentence of Section 4(a), would have been in effect pursuant to this Section 3. The foregoing adjustment shall not constitute a waiver of any claim arising against the Company by reason of its default under the agreement contained in the last sentence of Section 4(a) of this Warrant.

4.	Covenants.

a)	The Company covenants and agrees that all shares of Common Stock issued upon exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from preemptive rights and any liens and charges with respect to the issuance thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Common to provide for the exercise in full of such purchase rights (including any and all shares as to which the right to acquire such shares has not been forfeited pursuant to Section 1 hereof). Furthermore, and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of Common Stock is at all times equal to or less than the effective Warrant Price.

b)	The Company agrees that it shall not close its books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

c)	The Company shall cooperate with the Holder if the Holder is required to make any governmental filings or obtain any governmental approvals prior to, or in connection with, the exercise of Warrants (including making any filings required to be made by the Company). The Company shall take all such actions as may be reasonably necessary to ensure that all shares of Common Stock issuable upon exercise of the Warrants may be issued in accordance with the terms and conditions of the Warrants without violation of any applicable law or regulation of any governmental entity or self regulatory organization or any requirement of any securities exchange or trading system on which the shares of Common Stock are listed or eligible for trading (except for official notice of issuance, which (to the extent required) shall be delivered immediately by the Company upon each such issuance).

d)	If any securities issuable upon exercise of this Warrant are then convertible into or exchangeable for any other stock or securities of the Company (“Other Securities”), the Company shall, at the Holder’s option and upon exercise of this Warrant by the Holder as provided herein, together with any notice, statement or payment required to effect such conversion or exchange, deliver to the Holder (or such other Person specified by such Holder) a certificate or certificates representing the Other Securities into which the securities issuable upon such exercise of this Warrant are convertible or exchangeable, registered in such name or names and in such denomination or denominations as the Holder has specified.

e)

The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the foregoing, the Company shall take all action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, free and clear of all mortgages, pledges, hypothecations, claims, charges, security interests, encumbrances, adverse claims, options, liens, put or call rights, rights of first offer or refusal, proxies, voting rights or other restrictions or limitations of any nature whatsoever (collectively, “Liens”), other than Liens created by the actions of the Holder.

f)	The Company shall provide each Holder with not less than 10 days prior written notice in the event that the Company closes its books or sets a record date (i) with respect to either a dividend or distribution upon the Common Stock or a subscription offer to the holders of Common Stock or (ii) for determining rights to vote with respect to any merger, consolidation, reorganization, restructuring or similar transaction (including, without limitation, the dissolution or liquidation of the Company). The Company shall also provide the Holder not less than 20 days prior written notice of the consummation of any such transaction.

5.	Transfer and Exchange.

a)	This Warrant shall not be transferable without the prior written consent of the Company at any time prior to the first anniversary of the Original Issue Date. On and after the first anniversary of the Original Issue Date, but prior to the second anniversary of the Original Issue Date, this Warrant shall be transferable in part with respect to up to 50% of the shares of Common Stock issuable upon exercise of this Warrant as of the Original Issue Date. On and after the second anniversary of the Original Issue Date, this Warrant shall be transferable with respect to all of the shares of Common Stock issuable upon exercise of this Warrant. Notwithstanding the foregoing, the Holder may transfer this Warrant to an Affiliate at any time without the prior written consent of the Company, provided that any such transfer shall remain subject to the further terms, conditions, limitations and restrictions set forth in clauses (b) through (g) of this Section 5 and Section 2(e) of the Subscription Agreement. In addition to the restrictions and limitations set forth in this Section 5(a), any transfer of this Warrant shall be subject to the further terms, conditions, limitations and restrictions set forth in clauses (b) through (g) of this Section 5 and Section 2(e) of the Subscription Agreement. For the avoidance of doubt, nothing in this Section 5(a) shall prohibit or otherwise affect the right to transfer any shares of Common Stock received upon the exercise of this Warrant (it being understood that the restrictions set forth in this Section 5(a) shall apply only to the Warrant itself, and not any shares issuable upon the exercise thereof).

b)

The transfer of this Warrant and all rights hereunder, in whole or in part, is registrable at the office or agency of the Company referred to below by the Holder, in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the Holder, when this Warrant shall have been so endorsed, may be treated by the Company and all other

Persons dealing with this Warrant as the absolute owner and holder hereof for any purpose and as the Person entitled to exercise the rights represented by this Warrant, or to the registration of transfer hereof on the books of the Company; and until due presentment for registration of transfer on such books the Company may treat the Holder as the owner and holder for all purposes, and the Company shall not be affected by notice to the contrary.

c)	The Holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant, and upon exercise hereof will acquire the Warrant and the shares of Common Stock issuable upon exercise hereof (collectively, including this Warrant, the “Warrant Securities”), for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of the Warrant Securities, except pursuant to sales registered or exempted under the Securities Act. The Holder further represents, by acceptance hereof, that, as of this date, such Holder is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”). The delivery of this Warrant for exercise shall constitute confirmation at such time by the Holder of the representations concerning the Warrant Securities set forth in the first two sentences of this Section 5(c), unless contemporaneous with the delivery of this Warrant for exercise, the Holder notifies the Company in writing that it is not making such representations (a “Representation Notice”). If the Holder delivers a Representation Notice in connection with an exercise, it shall be a condition to such Holder’s exercise of this Warrant and the Company’s obligations set forth in Section 2 in connection with such exercise, that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws, and the time periods for the Company’s compliance with its obligations set forth in Section 2 shall be tolled until such Holder provides the Company with such other representations.

d)

The Holder, by acceptance of this Warrant, understands that the Warrant Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being or will be acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations neither this Warrant nor the shares of Common Stock issuable upon its exercise may be resold without registration under the Securities Act or under certain other limited circumstances. The Holder further agrees, by acceptance of this Warrant that it will not offer or sell this Warrant or any shares of Common Stock issued upon exercise hereof in the absence of an effective registration statement for the Warrant or such shares of Common Stock, as applicable, under the Securities Act and such state or other laws as may be applicable, or receipt by the Company of a written opinion of counsel (provided that such counsel, and the form and substance of such opinion are reasonably acceptable to the Company) that such registration is not required; provided, however that no such opinion shall be required in connection with (i) a transaction pursuant to Rule 144 in which the Holder provides the Company with certifications reasonably requested by the Company regarding compliance with the terms and provisions of Rule 144 or (ii) a distribution of any Warrant Securities to an Affiliate of the Holder, so long as such Affiliate does not pay any consideration in connection with such distribution (other than issuance of equity interests in such Affiliate) and the Holder provides the Company with certifications reasonably requested by the Company in connection therewith. Furthermore, it is agreed that each Warrant and any shares of Common Stock will include the appropriate variant of the following legend:

[THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE HAVE] [THIS WARRANT HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACT OF ANY STATE. [EXCEPT AS OTHERWISE PROVIDED IN THE WARRANT UPON EXERCISE OF WHICH THE SHARES WERE ORIGINALLY ISSUED AND THE SUBSCRIPTION AGREEMENT REFERENCED IN SUCH WARRANT, THE SHARES][EXCEPT AS OTHERWISE PROVIDED IN THIS WARRANT AND THE SUBSCRIPTION AGREEMENT REFERENCED IN THIS WARRANT, THIS WARRANT] MAY NOT BE OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR [THE SHARES][THIS WARRANT] UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE OR OTHER LAWS AS MAY BE APPLICABLE, OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THIS WARRANT IS SUBJECT TO OTHER RESTRICTIONS ON TRANSFER AS SET FORTH IN SECTION 5 HEREOF.

The Holder of this Warrant and/or any Common Stock issued upon exercise hereof shall be entitled to receive, without expense to such Holder, a new certificate or Warrant, as the case may be, not bearing the above restrictive legend if (1) the Warrant Securities represented thereby shall have been effectively registered under the Securities Act and sold by the Holder thereof in accordance with such registration, (2) such Warrant Securities shall have been sold without registration under the Securities Act in compliance with Rule 144, as certified in writing by the Holder to the Company, or (3) the Company is reasonably satisfied that the Holder of such Warrant Securities shall, in accordance with the terms of Rule 144, be entitled to sell such Warrant Securities pursuant thereto without any restriction or limitation and without satisfaction of any current public information requirement thereunder.

e)	Register. The Company shall maintain, at the principal office of the Company, a register for the Warrants, in which the Company shall record the name and address of the Person in whose name a Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. Within 10 days after the Holder shall by written notice request the same, the Company will deliver to such Holder a certificate, signed by one of its officers, listing the name and address of every other Holder of this Warrant, as such information appears in said register at the close of business on the day before such certificate is signed.

f)

Warrants Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in paragraph 5(e), for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

g)	Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any exchange, transfer or replacement, this Warrant shall be promptly cancelled by the Company. The Company shall pay all taxes (other than transfer taxes and income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of the Holder) and all other expenses and charges payable in connection with the preparation, execution and delivery of this Warrant.

6.	Notices. All notices, requests and other communications required or permitted to be given or delivered to the Company or the holders of Warrants shall be in writing, and shall be deemed properly given if hand delivered or sent by overnight courier with adequate evidence of delivery or sent by registered or certified mail, return receipt requested and, if to a Warrant Holder, at such Warrant holder’s address as shown on the books of the Company or its transfer agent, and if to the Company at:

Taylor Capital Group, Inc.

9550 West Higgins Road

Rosemont, IL 60018

Attention: Chief Financial Officer

or such other addresses or Persons as the recipient shall have designated to the sender by written notice given in accordance with this Section. Any notice, request or other communication hereunder shall be deemed given when delivered in person, on the next business day after being sent by overnight courier, or on the second business day after being sent by registered or certified mail.

7.	Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to its principles of conflicts of laws.

8.	Remedies and Limitation of Liability.

a)	The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

b)	No provision hereof, in the absence of affirmative action by the Holder to purchase Common Stock upon the exercise of this Warrant, and no enumeration of the rights or privileges of the Holder, shall give rise to any liability of a Holder for the Warrant Price or any other amounts.

9.	Miscellaneous.

a)	Amendments. This Warrant and any provision hereof may be amended or waived only by an instrument in writing signed by either (i) the Holder of this Warrant, or (ii) the holders of a majority of the Aggregate Warrants then outstanding as measured by the number of shares of Common Stock issuable upon full exercise of all such Aggregate Warrants then outstanding (the “Majority Holders”), and in each case, signed by the Company if it is to be bound thereby; and each Holder acknowledges and agrees that it shall be bound by any such amendment or waiver so approved by the Majority Holders, provided that no such amendment or waiver shall be effective except to the extent it applies on an equivalent basis to all of the outstanding Aggregate Warrants. No consideration shall be offered or paid to any Holder to amend or consent to a waiver, amendment or other modification of any provision of the Agreement unless the same consideration is offered to all of the holders of the outstanding Aggregate Warrants.

b)	Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

10.	Definitions. For the purposes of this Warrant the following terms have the following meanings:

“Closing Price” shall mean, with respect to a share of Common Stock, the closing sale price (or if no closing sale price is reported, the last reported sale price) for such security on the Nasdaq Global Select Market (or any successor thereto) as reported by Bloomberg Financial Markets (“Bloomberg”), or if the Nasdaq Global Select Market is not the principal trading market for such security, the closing sale price (or if no closing sale price is reported, the last reported sale price) of such security on the principal securities exchange or trading market where such security is listed or traded, as reported by Bloomberg, or if the Common Stock is not listed or traded on any national securities exchange or trading market, then the last reported sale price of the Common Stock at 4:00 p.m., New York City time, in the over-the-counter market on the electronic bulletin board as reported by Bloomberg, or, if no such sale price is reported for such security by Bloomberg, the average of the bid prices at 4:00 p.m., New York City time, of any market makers for the Common Stock as reported on the domestic over the counter market by the National Quotation Bureau, Inc. or any similar successor organization. If the Closing Price cannot be calculated for such security on any day (either because the Common Stock is listed on any domestic securities exchange or quoted on the domestic over the counter market, or otherwise), the Closing Price of such security on such date shall be the fair market value as mutually determined by the Company and the Majority Holders. If the Company and such Majority Holders are unable to agree, then the Closing Price for such day shall be determined by a nationally recognized investment banking firm or other nationally recognized financial advisor, unaffiliated with the Company, selected by the Company and the Majority Holders for such purpose, taking into consideration, among other factors, the earnings history, book value and prospects of the Company, with the determination of such investment banking firm or financial advisor to be final and binding, and the cost and expenses thereof to be paid by the Company.

“Conversion Date” means the earliest to occur of the following:

1. the first date on which the average of VWAP of the Common Stock has exceeded 200% of the Warrant Price for at least 20 Trading Days within any period of 30 consecutive Trading Days occurring after the second anniversary of the Original Issue Date; or

2. the first date on which the average of the VWAP of the Common Stock has exceeded 130% of the Warrant Price for at least 20 Trading Days within any period of 30 consecutive Trading Days occurring after the third anniversary of the Original Issue Date.

“Market Value” shall mean, in respect of a share of Common Stock on any date herein specified, the arithmetic average of the Closing Price on ten (10) consecutive Trading Days immediately preceding such date; provided, however, that in the event that any of the actions specified in Sections 3(a)(ii) or 3(a)(iii)(1) become effective on or after the first day of such fifteen day period the Company, then in calculating the Market Value, the Closing Prices for all Trading Days occurring on or after the effectiveness of such action shall be adjusted in the same manner as the Warrant Price is adjusted pursuant to such Sections hereof.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

“Securities Act” shall mean the Securities Act of 1933, as amended prior to or after the date hereof, or any federal statute or statutes which shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

“Stockholder Approval” shall mean the date on which, in accordance with applicable law, the rules of the NASDAQ Stock Market and the Company’s certificate of incorporation and by-laws, the Company’s stockholders approve the Company’s issuance of the Aggregate Warrants and the shares of Common Stock issuable upon exercise thereof, including the issuance thereof to officers, directors and employees of, and consultants to, the Company (the “Stockholder Approval Matters”).

“Stockholder Vote” means the first vote of the Company’s stockholders, at a meeting at which a quorum is present, with respect to approval of the Stockholder Approval Matters (regardless of whether the Stockholder Approval is obtained at such meeting).

“Trading Day” means any day on which the Common Stock is traded on its principal market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade, or actually trades, on such exchange or market for less than 4.5 hours.

“VWAP” per share of the Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page C UN <equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the official open of trading on the relevant Trading Day until the official close of trading on the relevant Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Days determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Company) retained for this purpose by the Company).

“Warrants” shall mean this Warrant, and any Warrants issued in substitution or replacement thereof, including without limitation, upon a permitted transfer hereof.

“Warrant Price” shall mean $10.00 [Insert in any warrant issued to any officer, director or employee of, or consultant to, the Company (excluding any Person that becomes a director of the Company at the Closing of the Preferred Stock Transaction) or any of its subsidiaries (or any affiliate of any such person or trust for the benefit of any such person): (or, at any time prior to Stockholder Approval, $            ) [the closing bid price of the Common Stock on the Trading Day immediately prior to the date of execution and delivery of the Subscription Agreement by the Holder and the Company (or the closing bid price on the Trading Day on which the Subscription Agreement is executed and delivered by the Holder and the Company, if it occurs after 4:00 p.m., New York City time] per share, subject to adjustment pursuant to the provisions of Section 3 hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and issued on the date set forth below.

Dated: , 2008	TAYLOR CAPITAL GROUP, INC.

By:
Name:
Title:

EXHIBIT A

SUBSCRIPTION FORM

[To be executed only upon exercise of Warrant]

The undersigned registered owner of the attached Warrant irrevocably exercises such Warrant for the purchase of      shares of Common Stock of                      and herewith makes payment therefor, all at the price and on the terms and conditions specified in such Warrant, and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to                      whose address is                              and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

The Warrant Price with respect to the shares of Common Stock is being paid by:

             Wire Transfer in the amount of $

             Bank certified, treasurer’s or cashier’s check in the amount of $

             Cashless exercise

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(City) (State) (Zip Code)

NOTICE:	The signature on this subscription must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

ACKNOWLEDGED AND ACCEPTED:

[Purchaser]

By:
Name:
Title: